As filed with the Securities and Exchange Commission on June 21, 2013

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLAR WIND ENERGY TOWER, INC.

(Exact name of registrant as specified in its charter)

Nevada	4911	82-6008752
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1997 Annapolis Exchange Parkway, Suite 300,

Annapolis, Maryland 21401

(410) 972-4713

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald W. Pickett, President, Chief Executive Officer and Director

1997 Annapolis Exchange Parkway, Suite 300,

Annapolis, Maryland 21401

(410) 972-4713

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Gregg E. Jaclin, Esq.

Anslow & Jaclin, LLP

195 Route 9 South, Suite 204

Manalapan, New Jersey 07726

Phone: (732) 409-1212

Fax: (732) 577-1188

Approximate date of commencement proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. :

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.0001 per share	44,000,000(1)	$0.0222(2)	$976,800	$133.24

(1)  Represents (i) 44,000,000 of our common stock that Solar Wind Energy Tower, Inc. (“we” or “us” or “our” or the “Company”) is obligated to issue to Beaufort Ventures PLC (“Beaufort”) upon certain advance notice by us pursuant to a committed equity facility agreement (the “Equity Facility Agreement”) dated June 11, 2013 between Beaufort and us. In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional common stock that may be issued and resold resulting from stock splits, stock dividends or similar transactions. In the event that the adjustment provisions of the Equity Facility Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the closing price of our common stock quoted on the OTC Bulletin Board as of June 12, 2013.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated June 24, 2013

44,000,000 Shares of Common Stock

SOLAR WIND ENERGY TOWER, INC.

This prospectus relates to the resale of up to (i) 44,000,000 shares of common stock of Solar Wind Energy Tower, Inc. (“we” or the “Company”) issuable to Beaufort Ventures PLC (“Beaufort”) pursuant to a committed equity facility agreement (the “Equity Facility Agreement”) dated June 11, 2013 between Beaufort and us. The Equity Facility Agreement permits us to “advance” up to $3,000,000 of shares of our common stock to Beaufort over a period of up to thirty-six (36) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities upon our exercise of the right to “advance” pursuant to the Equity Facility Agreement. Beaufort is deemed an underwriter for our common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol “SWET.” On June 12, 2013, the last reported sale price of our common stock on the OTC Bulletin Board was $0.0222 per share.

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company is paying all of the registration expenses incurred in connection with the registration of the shares including accounting fees and expenses. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 to read about factors you should consider before investing in shares of our common stock.

The Date of This Prospectus Is:  _____________, 2013

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our common stock in any jurisdiction in which the offer or sale is not permitted.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission. The following discussion should be read in conjunction with the consolidated financial statements and notes included herewith. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained elsewhere in this prospectus, before making an investment decision.

Unless the context requires otherwise, references to “the Company,” “we,” “us,” “our,” and “Solar Wind” refer to Solar Wind Energy Tower, Inc.

Business Overview

Solar Wind Energy Tower, Inc. (f/k/a Clean Wind Energy Tower, Inc.) (the “Company,” “we,” “our,” “us”), formerly known as Superior Silver Mines, Inc., was incorporated in the State of Idaho on January 22, 1962 as Superior Mines Company and then changed its name to Superior Silver Mines, Inc.  The Company reincorporated as a Nevada corporation on December 27, 2010.  The Company has been dormant for a number of years, and has no known mineral reserves.

On December 29, 2010, Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.), a Nevada corporation (the “Company” or "Solar Wind"), completed a reverse merger (the “Merger”) with Solar Wind Energy, Inc. (f/k/a Clean Wind Energy, Inc), a corporation formed under the laws of the State of Delaware on July 26, 2010 (“Solar Wind - Subsidiary”).  In connection with the Merger, the Company issued to the stockholders of Solar Wind - Subsidiary in exchange for their Solar Wind - Subsidiary Common Stock, the right to receive an aggregate of 300,000,000 shares of the Company’s Common Stock.  As a result of the reverse merger, Solar Wind - Subsidiary is now a wholly-owned subsidiary of the Company.

For accounting purposes, Solar Wind - Subsidiary was the surviving entity. The transaction was accounted for as a recapitalization of Solar Wind - Subsidiary pursuant to which Solar Wind - Subsidiary was treated as the surviving and continuing entity although the Company is the legal acquirer rather than a reverse acquisition.  Accordingly, the Company’s historical financial statements are those of Solar Wind - Subsidiary immediately following the consummation of the reverse merger. Also, going forward the business operations of Solar Wind - Subsidiary will become the Company’s principal business operations.

The Company plans to design, develop, and construct large downdraft towers that use benevolent, non-toxic natural elements to generate electricity and clean water economically (“Downdraft Towers”) by integrating and synthesizing numerous proven as well as emerging technologies. In addition to constructing Downdraft Towers in the United States and abroad, the Company intends to be prepared to establish partnerships at home and abroad to propagate these systems and meet increasing global demand for clean water and electricity

On January 21, 2011, the Company changed its name to Clean Wind Energy Tower, Inc. and on March 11, 2013, changed its name to Solar Wind Energy Tower Inc. along with its wholly-owned subsidiary, a corporation formed under the laws of the State of Delaware, which changed its name from Clean Wind Energy, Inc. to Solar Wind Energy, Inc. In addition, effective January 24, 2011, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from SSVM.OB to CWET.OB and on March 11, 2013, in conjunction with our name change, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from CWET.OB to SWET.OB.

Our executive offices are located at 1997 Annapolis Exchange Parkway, Suite 300, Annapolis, Maryland 21401.

Transaction with Beaufort

Equity Facility Agreement

On June 11, 2013, the Company entered into the Equity Facility Agreement with Beaufort. The Equity Facility Agreement provides that the Company may, from time to time in its sole discretion when it determines appropriate in accordance with the terms and conditions of the Equity Facility Agreement, during the Commitment Period (defined below), deliver an advance notice (the “Advance Notice”) to Beaufort, which states the dollar amount of securities that the Company intends to sell to Beaufort on a date specified in the Advance Notice (the “Advance”). The Company will be entitled to Advance to Beaufort (the “Advance Amount”) the number of shares of common stock equal to a maximum of two hundred percent (200%) of the average daily volume (U.S. market only) of our common stock for the ten (10) trading days prior to the applicable Advance Notice. The purchase price per share to be paid by Beaufort for each Advance Amount will be calculated at a 25% discount to the lowest daily VWAP of the Common Stock during the five (5) trading days immediately prior to Beaufort’s receipt of the Advance Notice. The “Commitment Period” begins on the trading day after a registration statement is declared effective as to the common stock to be subject to the Advance, and ends 36 months after such date, unless earlier terminated in accordance with the Equity Facility Agreement.

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The Company has the right, pursuant to the terms of the Equity Facility Agreement to Advance up to $3 million of common stock to Beaufort. If the Company was to draw down on the entire $3 million, then the Company would have to issue approximately 180,000,000 shares of common stock based upon an assumed purchase price under the Equity Facility Agreement of $0.01665 (equal to 75% of the closing price of our common stock of $0.0222 on June 12, 2013), representing 59.99% of the outstanding common stock of the Company at the time the Company advances the maximum investment amount of $3 million of shares of common stock. This registration statement registers 44,000,000 shares. If the Company decides to draw down pursuant to the Equity Facility Agreement and all of the shares registered under this registration statement have been sold, then the Company may have to prepare and file one or more additional registration statements registering the resale of these shares if this registration statement is unable to cover the remaining amount of shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm.

There are advance restrictions applied on days between the date the Advance Notice is delivered and the closing date with respect to that particular Advance. During this time, there shall be a minimum of five (5) Trading Days between each Advance Notice Date. In addition, Beaufort will not be obligated to purchase shares if Beaufort’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1 of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective Registration Statement (as further explained below) to cover the resale of the shares.

The Equity Facility Agreement further provides that Beaufort and the Company are each entitled to customary indemnification from the other for any losses or liabilities they may suffer as a result of any breach by the other of any provisions of the Equity Facility Agreement or Registration Rights Agreement (as defined below).

Registration Rights Agreement

In connection with the Equity Facility Agreement, the Company and Beaufort entered into a registration rights agreement (“Registration Rights Agreement”). Under the Registration Rights Agreement, the Company will use its commercially reasonable efforts to file, within fifteen (15) days of the date of the Equity Facility Agreement, a Registration Statement on Form S-1 covering the resale of the common stock subject to the Equity Facility Agreement. The Company has agreed to have the Registration Statement declared effective with the SEC. The Company has agreed to pay all legal costs and expenses associated with the Registration Rights Agreement.

Where You Can Find Us

Our principal executive office is located at 1997 Annapolis Exchange Parkway, Suite 300, Annapolis, Maryland 21401. Our telephone number at our executive office is (410) 972-4713.

THE OFFERING

Common stock offered by Selling Stockholder	44,000,000 shares of common stock.

Common stock outstanding before the offering	300,025,242 shares of common stock as of June 12, 2013.

Common stock outstanding after the offering	344,025,242 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Equity Facility Agreement. The proceeds received under the Equity Facility Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

OTCBB and OTCQB Trading Symbol	SWET

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

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RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision with regard to our securities. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our results of operations, financial condition and cash flows can be adversely affected by various risks. These risks include, but are not limited to, the principal factors listed below and the other matters set forth in this prospectus. You should carefully consider all of these risks before making an investment decision.

Risks Related to Our Business and the Industry in Which We Compete

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

The report of our independent auditors dated April 1, 2013 on our consolidated financial statements for the year ended December 31, 2012 included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. Our auditors’ doubts are based on our inability to generate sufficient cash flow to sustain our operations without securing additional financing, deficit accumulated during development stage, negative cash flows from operations and our limited cash balances and working capital deficit position. Our ability to continue as a going concern will be determined by our ability to obtain additional funding in the short term to enable us to realize the commercialization of our planned business operations.  Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertain.

We are an early development stage company.  We have not yet commenced with the construction of our Downdraft Towers or the production of electricity.

The Company has a limited operating history and has primarily engaged in operations relating to the development of its business plan.  As an early-stage entity, the Company is subject to many of the risks common to such enterprises, including the ability of the Company to implement its business plan, market acceptance of its proposed business, under-capitalization, cash shortages, limitations with respect to personnel, financing and other resources, and uncertainty of the Company’s ability to generate revenues.  There can be no assurance that the Company’s activities will be successful or result in any revenues or profit for the Company, and the likelihood of the Company’s success must be considered in light of the stage in its development.  To date, the Company has generated no revenue and has generated losses.

The Company believes it has engaged professionals and consultants experienced in the type of business contemplated by the Company; however, there can be no assurance that the predictions, opinions, analyses, or conclusions of such professionals will prove to be accurate.  In addition, no assurance can be given that the Company will be able to consummate its business strategy and plans or that financial or other limitations may force the Company to modify, alter, significantly delay, or significantly impede the implementation of such plans or the Company’s ability to continue operations.  If the Company is unable to successfully implement its business strategy and plans, investors may lose their entire investment in the Company.

Potential investors should also be aware of the difficulties normally encountered by new renewable energy companies. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the inception of the enterprise that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to construction, operation and distribution, and additional costs and expenses that may exceed current estimates.

Future financings will involve a dilution of the interests of the stockholders of the Company upon the issuance of additional shares of Common Stock or other securities.

We will need to engage in additional financings in the future.  There can be no assurances that such financings will ever be completed, but any such financings will involve a dilution of the interests of our stockholders upon the issuance of additional shares of Common Stock or other securities.  Attaining such additional financing may not be possible, or if additional capital may be otherwise available, the terms on which such capital may be available may not be commercially feasible or advantageous to existing shareholders.  We expect to issue shares of our Common Stock and/or other securities in exchange for additional financing.

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We anticipate significant future capital needs and the availability of future capital is uncertain.

The Company has experienced negative cash flows from operations since its inception. The Company will be required to spend substantial funds to continue research and development. The Company will need to raise additional capital. The Company’s capital requirements will depend on many factors, primarily relating to the problems, delays, expenses and complications frequently encountered by development stage companies; the progress of the Company’s research and development programs; the costs and timing of seeking regulatory approvals of the Company’s products under development; the Company’s ability to obtain such regulatory approvals; costs in filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights; the extent and terms of any collaborative research, manufacturing, marketing, or other arrangements; and changes in economic, regulatory, or competitive conditions or the Company’s planned business. To satisfy its capital requirements, the Company may seek to raise funds in the public or private capital markets. The Company may seek additional funding through corporate collaborations and other financing vehicles. There can be no assurance that any such funding will be available to the Company, or if available, that it will be available on acceptable terms. If adequate funds are not available, the Company may be required to curtail significantly one or more of its research or development programs or it may be required to obtain funds through arrangements with future collaborative partners or others that may require the Company to relinquish rights to some or all of its technologies or products under development. If the Company is successful in obtaining additional financing, the terms of the financing may have the effect of diluting or adversely affecting the holdings or the rights of the holders of Common Stock.

We have a history of losses.

We expect to incur non-capitalized development costs and general and administrative expenses prior to the completion of construction and commencement of operation of our proposed projects. We cannot predict if we will ever achieve profitability and, if we do, we may not be able to sustain or increase our profitability. If we cannot achieve or maintain profitability, we may not be able to continue to absorb the resulting financial losses. If we continue to suffer financial losses, our business may be jeopardized and our shareholders may lose all of their investment in our shares.

The Company’s strategies for development of the business might not be successful.

The Company is currently evaluating potential development strategies for its business. It may take several years, if ever, for the Company to achieve cumulative positive cash flow. The Company could experience significant difficulties in executing its business plan, including: inability to successfully implement the Company’s business plan; changes in market conditions; inability to obtain necessary financing; delays in completion of the Company’s projects or their underlying technologies; inaccurate cost estimates; changes in government or political reform; or the Company may not benefit from the proposed projects as the Company expected. The Company’s inability to develop and market the Company’s business successfully and to generate positive cash flows from these operations in a timely manner would have a material adverse effect on the Company’s ability to meet the Company’s working capital requirements.

We expect to rely upon strategic relationships in order to execute our business plan and the Company may not be able to consummate the strategic relationships necessary to execute its business plan.

The Company plans to enter into and rely on strategic relationships with other parties, in particular to acquire rights necessary to develop and build proposed projects and to develop and build such projects. These strategic relationships could include licensing agreements, partnerships, joint ventures, or even business combinations. The Company believes that these relationships will be particularly important to the Company’s future growth and success due to the size and resources of the Company and the resources necessary to complete the Company’s proposed projects. The Company may, however, not be able to successfully identify potential strategic relationships. Even if the Company does identify one or more potentially beneficial strategic relationships, it may not be able to consummate these relationships on favorable terms or at all, obtain the benefits it anticipates from such relationships or maintain such relationships. In addition, the dynamics of the Company’s relationships with possible strategic partners may require the Company to incur expenses or undertake activities it would not otherwise be inclined to undertake in order to fulfill the Company’s obligations to these partners or maintain the Company’s relationships. To the extent the Company consummates strategic relationships; it may become reliant on the performance of independent third parties under such relationships. Moreover, certain potentially critical strategic relationships are only in the early stages of discussion and have not been officially agreed to and formalized. If strategic relationships are not identified, established or maintained, or are established or maintained on terms that become unfavorable, the Company’s business prospects may be limited, which could have a negative impact on the Company’s ability to execute the Company’s business plan, diminish the Company’s ability to conduct the Company’s operations and/or materially and adversely affect the Company’s business and financial results.

Project development or construction activities may not be successful and proposed projects may not receive required permits or construction may not proceed as planned.

The development and construction of our proposed projects will involve numerous risks. We may be required to spend significant sums for preliminary engineering, permitting, legal, and other expenses before we can determine whether a project is feasible, economically attractive or capable of being built. Success in developing a particular project is contingent upon, among other things: (i) negotiation of satisfactory engineering, procurement and construction agreements; (ii) receipt of required governmental permits and approvals, including the right to interconnect to the electric grid on economically acceptable terms; (iii) payment of interconnection and other deposits (some of which may be non-refundable); (iv) obtaining construction financing; and (v) timely implementation and satisfactory completion of construction.

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Successful completion of a particular project may be adversely affected by numerous factors, including: (i) delays in obtaining required governmental permits and approvals with acceptable conditions; (ii) uncertainties relating to land costs for projects on land subject to Bureau of Land Management procedures; (iii) unforeseen engineering problems; (iv) construction delays and contractor performance shortfalls; (v) work stoppages; (vi) cost over-runs; (vii) equipment and materials supply; (viii) adverse weather conditions; and (ix) environmental and geological conditions.

The estimates and projections contained in this prospectus may not be realized.

Any estimates or projections in this prospectus have been prepared on the basis of assumptions and hypotheses, which the Company believes to be reasonable. However, no assurance can be given that the potential benefits described in this prospectus will prove to be available.  Such assumptions are highly speculative and, while based on management’s best estimates of projected sales levels, operational costs, consumer preferences, and the Company’s general economic and competitive conditions in the industry, there can be no assurance that the Company will operate profitably or remain solvent.  To date, the Company has not operated profitably and has a history of losses.  If the Company’s plans prove unsuccessful, investors could lose all or part of their investment.  There can be no assurance that the Company will be able to generate any revenue or profits.

Our business is subject to significant government regulation and, as a result, changes to such regulations may adversely affect our business.

Although independent and small power producers may generate electricity and engage in wholesale sales of energy without being subject to the full panoply of state and/or provincial and federal regulation to the same extent as a public utility company, our planned operations will nonetheless be subject to changes in government regulatory requirements, such as regulations related to the environment, zoning and permitting, financial incentives, taxation, competition, pricing, and FERC and state PUC regulations on competition. The operation of our proposed projects will be subject to regulation by various U.S. government agencies at the federal, state and municipal level. There is always the risk of change in government policies and laws, including but not limited to laws and regulations relating to income, capital, sales, corporate or local taxes, and the removal of tax incentives. Changes in these regulations could have a negative impact on our potential profitability. Laws and tax policies may change and such changes may be favorable or unfavorable to the Company, which may result in the cancellation of proposed projects or reduce anticipated revenues and cash flow.

We may be unable to acquire or lease land and/or obtain the approvals, licenses and permits necessary to build and operate our proposed projects in a timely and cost effective manner, and regulatory agencies, local communities or labor unions may delay, prevent or increase the cost of construction and operation of our proposed projects.

In order to construct and operate our proposed projects, we need to acquire or lease land and obtain all necessary local, county, state and federal approvals, licenses and permits. We may be unable to acquire the land or lease interests needed, may not receive or retain the requisite approvals, permits and licenses or may encounter other problems which could delay or prevent us from successfully constructing and operating proposed projects.

Proposed projects may be located on or require access through public lands administered by federal and state agencies pursuant to competitive public leasing and right-of-way procedures and processes. The authorization for the use, construction and operation of our proposed projects and associated transmission facilities on federal, state and private lands will also require the assessment and evaluation of mineral rights, private rights-of-way and other easements; environmental, agricultural, cultural, recreational and aesthetic impacts; and the likely mitigation of adverse impacts to these and other resources and uses. The inability to obtain the required permits and, potentially, excessive delay in obtaining such permits due, for example, to litigation, could prevent us from successfully constructing and operating our proposed projects. Moreover, project approvals subject to project modifications and conditions, including mitigation requirements and costs, could affect the financial success of our proposed projects.

Our ability to manage our growth successfully is crucial to our future.

We are subject to a variety of risks associated with a growing business. Our ability to operate successfully in the future depends upon our ability to finance, develop, and construct future renewable energy projects, implement and improve the administration of financial and operating systems and controls, expand our technical capabilities and manage our relationships with landowners and contractors. Our failure to manage growth effectively could have a material adverse effect on our business or results of operations.

Notwithstanding the Recovery Act and other regulatory incentives, we may not be able to finance the development or the construction costs of building our planned projects.

We do not have sufficient funds from the cash flow of our operations to fully finance the development or the construction costs of building our proposed projects. Additional funds will be required to complete the development and construction of our proposed projects, to find and carry out the development of properties, and to pay the general and administrative costs of operating our business. Additional financing may not be available on acceptable terms, if at all. If we are unable to raise additional funds when needed, we may be required to delay development and construction of our proposed projects, reduce the scope of our proposed projects, and/or eliminate or sell some or all of our development projects, if any.

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We may not be able to obtain access to the transmission lines necessary to deliver the power we plan to produce and sell.

We will depend on access to transmission facilities so that we may deliver power to purchasers. If existing transmission facilities do not have available transmission capacity, we would be required to pay for the upgrade of existing transmission facilities or to construct new ones. There can be no assurance that we will be able to secure access to transmission facilities at a reasonable cost, or at all. As a result, expected profitability on a proposed project may be lower than anticipated or, if we have no access to electricity transmission facilities, we may not be able to fulfill our obligations to deliver power or to construct the project or we may be required to pay liquidated damages.

Changes in interest rates and debt covenants and increases in turbine and generator prices and construction costs may result in our proposed projects not being economically feasible.

Increases in interest rates and changes in debt covenants may reduce the amounts that we can borrow, reduce the cash flow, if any, generated by our proposed projects, and increase the equity required to complete the construction of our proposed projects. The cost of wind turbines, generators and construction costs have increased significantly over the last four years. Further increases may increase the cost of our proposed projects to the point that such projects are not feasible given the prices utilities are willing to pay. There can be no assurance that we will be able to negotiate power purchase agreements with sufficiently profitable electricity prices in the future.

We may not be able to secure power purchase agreements.

We may not be able to secure power purchase agreements for our proposed projects. In the event that we do secure power purchase agreements, if we fail to construct our proposed projects in a timely manner, we may be in breach of our power purchase agreements and such agreements may be terminated.

The operation of our proposed projects may be subject to equipment failure.

After the construction of our proposed projects, the electricity produced may be lower than anticipated because of equipment malfunction. Unscheduled maintenance can result in lower electricity production for several months or possibly longer depending on the nature of the outage, and correspondingly, in lower revenues.

Changes in weather patterns may affect our ability to operate our proposed projects.

Meteorological data we collect during the development phase of a proposed project may differ from actual results achieved after the project is erected. While long-term precipitation patterns have not varied significantly, short-term patterns, either on a seasonal or on a year-to-year basis may vary substantially. These variations may result in lower revenues and higher operating losses.

Environmental damage on our properties may cause us to incur significant financial expenses.

Environmental damage may result from the development and operation of our proposed projects. The construction of our proposed initial Downdraft Tower involves, among other things, land excavation and the installation of concrete foundations. Equipment can be a source of environmental concern, including noise pollution, damage to the soil as a result of oil spillage, and peril to certain migratory birds and animals that live, feed on, fly over, or cross the property. In addition, environmental regulators may impose restrictions on our operations, which would limit our ability to obtain the appropriate zoning or conditional use permits for our project. We may also be assessed significant financial penalties for any environmental damage caused on properties that are leased, and we may be unable to sell properties that are owned. Financial losses and liabilities that may result from environmental damage could affect our ability to continue to do business.

Larger developers have greater resources and expertise in developing and constructing renewable energy projects.

We face significant competition from large power project developers, including electric utilities and large independent power producers that have greater project development, construction, financial, human resources, marketing and management capabilities than the Company. They have a track record of completing projects and may be able to acquire funding more easily to develop and construct projects. They have also established relationships with energy utilities, transmission companies, turbine suppliers, and plant contractors that may make our access to such parties more difficult.

6

Renewable energy must compete with traditional fossil fuel sources.

In addition to competition from other industry participants, we face competition from fossil fuel sources such as natural gas and coal, and other renewable energy sources such as solar, traditional wind, hydro and geothermal. The competition depends on the resources available within the specific markets. Although the cost to produce clean, reliable, renewable energy is becoming more competitive with traditional fossil fuel sources, it generally remains more expensive to produce, and the reliability of its supply is less consistent than traditional fossil fuel. However, deregulation, legislative mandates for renewable energy, and consumer preference for environmentally more benign energy sources are becoming important factors in increasing the development of alternative energy projects.

The wind energy industry in California is highly competitive since wind plays an integral role in the electricity portfolio in California.

The Company is investigating the feasibility of locating a Downdraft Tower in California.  Since wind plays an integral role in the electricity portfolio in California and wind energy requires a significant amount of land resource, the wind energy industry in California is highly competitive. Wind developers compete for leased and owned land with favorable wind characteristics, limited supply of turbines and contractors, and for purchasers and available transmission capacity. There is no guarantee that we will be able to acquire the significant land resources needed to develop projects in California.

Our ability to hire and retain qualified personnel and contractors will be an important factor in the success of our business. Our failure to hire and retain qualified personnel may result in our inability to manage and implement our plans for expansion and growth.

Competition for qualified personnel in the renewable energy industry is significant. To manage growth effectively, we must continue to implement and improve our management systems and to recruit and train new personnel. We may not be able to continue to attract and retain the qualified personnel necessary to carry on our business. If we are unable to retain or hire additional qualified personnel as required, we may not be able to adequately manage and implement our plans for expansion and growth.

The market in which we operate is rapidly evolving and we may not be able to maintain our profitability.

As a result of the emerging nature of the markets in which we plan to compete and the rapidly evolving nature of our industry, it is particularly difficult for us to forecast our revenues or earnings accurately. Our current and future expense levels are based largely on our investment plans and estimates of future revenues and are, to a large extent, fixed. We may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues relative to our planned expenditures would have an immediate adverse effect on our business, results of operations and financial condition.

We depend on key personnel, the loss of which could have a material adverse effect on us.

Our performance depends substantially on the continued services and on the performance of our senior management and other key personnel. Our ability to retain and motivate these and other officers and employees is fundamental to our performance.  The unexpected loss of services of one or more of these individuals could have a material adverse effect on us. We are not protected by a material amount of key-person or similar life insurance covering our executive officers and other directors. We have entered into employment agreements with our executive officers, but the non-compete period with respect to certain executive officers could, in some circumstances in the event of their termination of employment with the Company, end prior to the employment term set forth in their employment agreements.

Certain legal proceedings and regulatory matters could adversely impact our results of operations.

We may be subject from time to time to various claims involving alleged breach of contract claims, intellectual property and other related claims, and other litigations. Certain of these lawsuits and claims, if decided adversely to us or settled by us, could result in material liability to the Company or have a negative impact on the Company’s reputation or relations with its employees, customers, licensees or other third parties. In addition, regardless of the outcome of any litigation or regulatory proceedings, such proceedings could result in substantial costs and may require that the Company devotes substantial time and resources to defend itself. Further, changes in governmental regulations in the U.S. could have an adverse impact on our results of operations.

Our results may be adversely affected by the impact that disruptions in the credit and financial markets have on our customers and the energy industry.

Beginning in late 2008 and continuing throughout 2009, energy and utility companies faced difficult conditions as a result of significant disruptions in the global economy, the repricing of credit risk and the deterioration of the financial markets. Continued volatility and further deterioration in the credit markets may reduce our access to financing. These events could negatively impact our operations and financial condition and our ability to raise the additional capital necessary to finance our operations.

7

The effects of the recent global economic crisis may impact the Company’s business, operating results, or financial condition.

The recent global economic crisis has caused disruptions and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of spending. These macroeconomic developments could negatively affect the Company’s business, operating results, or financial condition in a number of ways. For example, potential clients may delay or decrease spending with the Company or may not pay the Company.

The Company’s insurance coverage may not be adequate.

If the Company was held liable for amounts exceeding the limits of its insurance coverage in place at any given time or for claims outside the scope of that coverage, its business, results of operations and financial conditions could be materially and adversely affected.

Our business is subject to extensive governmental regulation that could reduce our profitability, limit our growth, or increase competition.

Our planned businesses are subject to extensive federal, state and foreign governmental regulation and supervision, which could reduce our potential profitability or limit our potential growth by increasing the costs of regulatory compliance, limiting or restricting the products or services we plan to sell or the methods by which we plan to sell our products and services, or subjecting our businesses to the possibility of regulatory actions or proceedings.

In all jurisdictions the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, we may be precluded or temporarily suspended from carrying on some or all of our planned activities or otherwise fined or penalized in a given jurisdiction. No assurances can be given that our business will be allowed to be, or continue to be, conducted in any given jurisdiction as we plan.

Competition resulting from these developments could cause the supply of, and demand for, our planned products and services to change, which could adversely affect our results of operations and financial condition.

Our planned operations will expose us to various international risks that could adversely affect our business.

We are seeking to reach agreements for the provision of key aspects of our business with foreign operators, specifically in Mexico. Accordingly, we may become subject to legal, economic and market risks associated with operating in foreign countries, including:

•	the general economic and political conditions existing in those countries;
•	devaluations and fluctuations in currency exchange rates;
•	imposition of limitations on conversion of foreign currencies or remittance of dividends and other payments by foreign subsidiaries;
•	imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries;
•	hyperinflation in certain foreign countries;
•	imposition or increase of investment and other restrictions by foreign governments;
•	longer payment cycles;
•	greater difficulties in accounts receivable collection; and
•	the requirement of complying with a wide variety of foreign laws.

Our ability to conduct business in foreign countries may be affected by legal, regulatory, political and economic risks.

Our ability to conduct business in foreign countries is subject to risks associated with international operations. These include:

•	the burdens of complying with a variety of foreign laws and regulations;
•	unexpected changes in regulatory requirements; and
•	new tariffs or other barriers in some international markets.

We are also subject to general political and economic risks in connection with our international operations, including:

•	political instability and terrorist attacks;
•	changes in diplomatic and trade relationships; and
•	general economic fluctuations in specific countries or markets.

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We cannot predict whether quotas, duties, taxes, or other similar restrictions will be imposed by the U.S. or foreign countries upon our business in the future, or what effect any of these actions would have on our business, financial condition or results of operations. Changes in regulatory, geopolitical, social or economic policies and other factors may have a material adverse effect on our business in the future or may require us to significantly modify our current business practices.

The occurrence of natural or man-made disasters could adversely affect our financial condition and results of operations.

We are exposed to various risks arising out of natural disasters, including earthquakes, hurricanes, fires, floods and tornadoes, and pandemic health events such as H1N1 influenza, as well as man-made disasters, including acts of terrorism and military actions. The continued threat of terrorism and ongoing military actions may cause significant volatility in global financial markets, and a natural or man-made disaster could trigger an economic downturn in the areas directly or indirectly affected by the disaster. These consequences could, among other things, result in a decline in business and increased claims from those areas. Disasters also could disrupt public and private infrastructure, including communications and financial services, which could disrupt our normal business operations.

Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

Should we experience a local or regional disaster or other business continuity problem, such as an earthquake, hurricane, terrorist attack, pandemic, security breach, power loss, telecommunications failure or other natural or man-made disaster, our continued success will depend, in part, on the availability of our personnel, our office facilities, and the proper functioning of our computer, telecommunication and other related systems and operations.

Our operations are dependent upon our ability to protect our technology infrastructure against damage from business continuity events that could have a significant disruptive effect on our operations. We could potentially lose operation of our projects or experience material adverse interruptions to our operations or delivery of services to our clients in a disaster recovery scenario.

We plan to regularly assess and take steps to improve upon our existing business continuity plans and key management succession. However, a disaster on a significant scale or affecting certain of our key operating areas within or across regions, or our inability to successfully recover should we experience a disaster or other business continuity problem, could materially interrupt our business operations and cause material financial loss, loss of human capital, regulatory actions, reputational harm, damaged client relationships or legal liability.

Assertions by a third party that the Company infringes its intellectual property could result in costly and time-consuming litigation, expensive licenses or the inability to operate as planned.

The energy and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. There is a possibility of intellectual property rights claims against the Company. The Company’s technologies may not be able to withstand third-party claims or rights restricting their use. Companies, organizations or individuals, including the Company’s competitors, may hold or obtain patents or other proprietary rights that would prevent, limit or interfere with the Company’s ability to provide the Company’s services or develop new products or services, which could make it more difficult for the Company to operate the Company’s business. Any litigation or claims, whether or not valid, could be time-consuming, expensive to litigate or settle and could divert the Company’s managements’ attention and financial resources. If the Company is determined to have infringed upon a third party’s intellectual property rights, the Company may be required to pay substantial damages, stop using technology found to be in violation of a third party’s rights or seek to obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all, and may significantly increase the Company’s operating expenses or may require the Company to restrict the Company’s business activities in one or more respects.

The Company may also be required to develop alternative non-infringing technology that could require significant effort and expense or may not be feasible. In the event of a successful claim of infringement against the Company and the Company’s failure or inability to obtain a license to the infringed technology, the Company’s business and results of operations could be harmed.

The Company’s business will be adversely affected if the Company is unable to protect its intellectual property rights from unauthorized use or infringement by third-parties.

The Company intends to rely on a combination of trademark, patent, trade secret and copyright law, license agreements and contractual restrictions, including confidentiality agreements, invention assignment agreements and non-disclosure agreements with employees, contractors and suppliers, to protect the Company’s proprietary rights, all of which provide only limited protection.  The Company believes its intellectual property rights are valuable, and any inability to protect them could reduce the value of the Company’s products, services and brand. Various events outside of the Company’s control pose a threat to the Company’s intellectual property rights as well as to the Company’s products and services. The efforts the Company has taken to protect its proprietary rights may not be sufficient or effective, may not be enforceable or may be capable of being effectively circumvented. Any significant impairment of the Company’s intellectual property rights could harm the Company’s business or the Company’s ability to compete. Also, protecting the Company’s intellectual property rights is costly and time consuming.  The Company also seeks to maintain certain intellectual property as trade secrets. The secrecy could be compromised by outside parties, or by the Company’s employees, which would cause the Company to lose the competitive advantage resulting from these trade secrets.

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Risks Related to Our Securities

There is little current trading of our shares.  Our stock price is likely to be highly volatile.

Although prices for our shares of Common Stock are quoted on the OTCBB, there is little current trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained.  The OTCBB is generally regarded as a less efficient and less prestigious trading market than other national markets.  There is no assurance if or when our Common Stock will be quoted on another more prestigious exchange or market. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in the communications technology industry and markets;
•	volume and timing of subscriptions from major customers;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	technological innovations or new competitors in our market;
•	additions or departures of key personnel;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry or regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock and for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on the stock price.

Because our Common Stock is likely to be considered a “penny stock,” our trading will be subject to regulatory restrictions.

Our Common Stock is currently, and in the near future will likely continue to be, considered a “penny stock.”  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure and other requirements may adversely affect the trading activity in the secondary market for our Common Stock.

Limited future sales of our Common Stock in the public market could make it difficult to generate significant liquidity in our stock.

As noted above, we will be obligated to file a registration statement with the SEC to cover resale of shares issued to the pre-Merger Solar Wind stockholders.  However, upon the effectiveness of this registration statement, most of the stock covered under the registration may not be immediately available for trading.  Due to a limitation in the number of shares traded on a regular basis, there may be significant swings in the bid and ask prices of our stock or there may not be any significant volume of the stock available to trade.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Common Stock.

10

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur.  In addition, shareholders must rely on sales of their Common Stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment.  Shareholders seeking cash dividends should not purchase our Common Stock.

Our officers, directors and principal stockholders can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Our officers, directors and principal stockholders (greater than 5% stockholders) collectively own slightly less than a majority of our outstanding Common Stock.  As a result of such ownership, these stockholders will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control.  In particular, this concentration of ownership of our Common Stock could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us.  This, in turn, could have a negative effect on the market price of our Common Stock.  It could also prevent our stockholders from realizing a premium over the market prices for their shares of Common Stock.

Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline.

Our Articles of Incorporation, as amended, our Bylaws and Nevada law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our stockholders.  In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Beaufort will pay less than the then-prevailing market price for our Common Stock.

The common stock to be issued to Beaufort pursuant to the Equity Facility Agreement will be purchased at a 25% discount to the lowest daily VWAP during the five (5) trading days immediately prior to Beaufort’s receipt of the Advance Notice. Beaufort has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Beaufort sells the shares, the price of our common stock could decrease. If our stock price decreases, Beaufort may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline by exercising the advance right pursuant to the Equity Facility Agreement.

Effective June 11, 2013, we entered into a $3,000,000 Equity Facility Agreement with Beaufort. Pursuant to the Equity Facility Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Beaufort at a price equal to a 25% discount to the lowest daily VWAP during the five (5) trading days immediately prior to Beaufort’s receipt of the Advance Notice. Because the Advance Amount is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We are registered an aggregate of 44,000,000 shares of common stock to be issued under the Equity Facility Agreement. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 44,000,000 Shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Facility Agreement. Notwithstanding Beaufort’s ownership limitation, the 44,000,000 Shares represent approximately 14.81% of our shares of common stock outstanding immediately after our exercise of the advance right under the Equity Facility Agreement at the time the registration statement is filed. The sale of these Shares into the public market by Beaufort could depress the market price of our common stock.

As of the date of this filing, at an assumed purchase price under the Equity Facility Agreement of $0.01665 (equal to 75% of the closing price of our common stock of $0.0222 on June 12, 2013), we are able to receive up to $732,600 in gross proceeds, assuming the sale of the entire 44,000,000 Shares being registered hereunder pursuant to the Equity Facility Agreement. At an assumed purchase price of $0.01665 under the Equity Facility Agreement, we are required to register 136,180,180 additional shares to obtain the balance of $2,267,400 under the Equity Facility Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Equity Facility Agreement. We are currently authorized to issue 500,000,000 shares of our common stock. Beaufort has agreed to refrain from holding an amount of shares which would result in Beaufort owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

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We may not have access to the full amount available under the Equity Facility Agreement.

Our ability to draw down funds and sell shares under the Equity Facility Agreement requires that the registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 44,000,000 Shares issuable under the Equity Facility Agreement, and our ability to access the Equity Facility Agreement to sell any remaining shares issuable under the Equity Facility Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Beaufort under the Equity Facility Agreement.

Certain restrictions on the extent of advances and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Equity Facility Agreement, and as such, Beaufort may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

Beaufort has agreed, subject to certain exceptions listed in the Equity Facility Agreement, to refrain from holding an amount of shares which would result in Beaufort or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Beaufort from selling shares of common stock received in connection with an advance, and then receiving additional shares of common stock in connection with a subsequent put. In this way, Beaufort could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

Upon effectiveness of this prospectus, future sales of our Common Stock in the public market could result in significant volatility and depress the market price.

Upon the effectiveness of this registration statement, most of the stock covered under the registration will be immediately available for trading.  Due to a limitation in the number of shares traded on a regular basis, there may be significant swings in the bid and ask prices of our stock or there may not be any significant volume of the stock available to trade.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our Common Stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.  Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including without limitation, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time.  To the extent we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur.  In addition, shareholders must rely on sales of their Common Stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment.  Shareholders seeking cash dividends should not purchase our Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Equity Facility Agreement. The proceeds received from any “advances” tendered to Beaufort under the Equity Facility Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company. See “Risk Factors — Risks Related to our Securities — We may use these proceeds in ways with which you may not agree.”

DETERMINATION OF OFFERING PRICE

The selling security shareholder will offer common stock at the prevailing market prices or privately negotiated price.

The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

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In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The sale of our common stock to Beaufort pursuant to the Equity Facility Agreement will have a dilutive impact on our shareholders. As a result, our net loss per share could increase in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our right to “advance”, the more shares of our common stock we will have to issue to Beaufort pursuant to the Equity Facility Agreement and our existing shareholders would experience greater dilution.

After giving effect to the sale in this offering of 44,000,000 shares of common stock at an assumed Advance price of $0.01665 per share, the closing bid price as of June 12, 2013, our pro forma as adjusted net tangible book value as of March 31, 2013 would have been approximately $(2,500,661), or $(0.0075) per share of common stock. This represents an immediate increase/decrease in pro forma as adjusted net tangible book value of $0.0036 per share to our existing stockholders and an immediate dilution of $0.02415 per share to our new shareholders.

75% of bid price:

After giving effect to the sale in this offering of 44,000,000 shares of common stock at an assumed Advance price of $0.0125 per share, the closing bid price as of June 12, 2013, our pro forma as adjusted net tangible book value as of March 31, 2013 would have been approximately $(2,683,261), or $(0.008) per share of common stock. This represents an immediate increase/decrease in pro forma as adjusted net tangible book value of $0.003 per share to our existing stockholders and an immediate dilution of $0.0205 per share to our new shareholders.

50% of bid price:

After giving effect to the sale in this offering of 44,000,000 shares of common stock at an assumed Advance price of $0.008325 per share, the closing bid price as of June 12, 2013, our pro forma as adjusted net tangible book value as of March 31, 2013 would have been approximately $(2,866,961), or $(0.0086) per share of common stock. This represents an immediate increase/decrease in pro forma as adjusted net tangible book value of $0.0025 per share to our existing stockholders and an immediate dilution of $0.16925 per share to our new shareholders.

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SELLING SECURITY HOLDERS

44,000,000 shares of common stock that were issued or are issuable to selling shareholders pursuant to transactions exempt from registration under the Securities Act. All of the common stock offered by this prospectus are being offered by the selling shareholders for their own accounts.

On June 11, 2012, we entered into the Equity Facility Agreement with Beaufort. The Equity Facility Agreement provides that the Company may, from time to time in its sole discretion as, and when it determines appropriate in accordance with the terms and conditions of the Equity Facility Agreement, during the Commitment Period (defined below), deliver an advance notice (the “Advance Notice”) to Beaufort which states the dollar amount of securities that the Company intends to sell to Beaufort on a date specified in the Advance Notice (the “Advance”). The Company will be entitled to Advance to Beaufort (the “Advance Amount”) the number of shares of common stock equal to two hundred percent (200%) of the average Daily Value Traded for the ten (10) Trading Days immediately prior to the date of delivery of the Advance Notice. The Daily Value Traded is obtained by multiplying the daily trading volume of the Common Stock for that day on the Principal Market as reported by Bloomberg, L.P. by the VWAP for such day The purchase price per share to be paid by Beaufort for each Advance Amount will be calculated at a twenty-five percent (25%) discount to the lowest daily VWAP of the Common Stock during the five (5) trading days immediately prior to Beaufort’s receipt of the Advance Notice. The “Commitment Period” begins on the trading day after a registration statement is declared effective as to the common stock to be subject to the Put, and ends thirty-six (36) months after such date, unless earlier terminated in accordance with the Equity Facility Agreement. The Company has the right, pursuant to the terms of the Equity Facility Agreement to Advance up to $3 million of common stock to Beaufort.

In connection with the Equity Facility Agreement, the Company and Beaufort entered into a Registration Rights Agreement (“Registration Rights Agreement”). Under the Registration Rights Agreement, the Company shall file within fifteen (15) days of the date of the Equity Facility Agreement, a Registration Statement on Form S-1 covering the resale of the common stock subject to the Equity Facility Agreement. The Company has agreed to have the Registration Statement declared effective by the SEC. The Company is to pay all legal costs and expenses associated with the Registration Rights Agreement.

The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Each selling shareholder’s percentage of ownership in the following table is based upon 300,025,242 shares of common stock outstanding as of June 12, 2013.

The selling shareholder has not held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates.  All information with respect to share ownership has been furnished by the selling shareholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling shareholders may offer all or part of the common stock owned for resale from time to time. In addition, the selling shareholder does not have any family relationships with our officers, directors or controlling shareholders. Furthermore, the selling shareholder is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling shareholders” also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who is able to use this prospectus to resell the securities registered hereby.

Shares of
	Shares of	Maximum	Common
	Common Stock	Number of	Stock
	Beneficially	Shares of	Beneficially	Percent
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering	to be Offered	Offering	after Offering

Beaufort Ventures PLC (1)	44,000,000	44,000,000	0	0%

(1)	Tunvir Malik and Tahir Akbar have the voting and dispositive power over the shares owned by Beaufort Ventures PLC.

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PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales after this registration statement becomes effective;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Company has agreed to pay all fees and expenses incident to the registration of the shares of common stock. Beaufort intends to sell/distribute the shares of common stock that they acquire from the Company in the open market.

The selling stockholder shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, Beaufort is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

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Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed Beaufort that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised Beaufort of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized share capital consists of 500,000,000 shares of common stock, $0.0001 par value per share, of which 300,025,242 shares of common stock are issued and outstanding as of June 12, 2013 and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which none are issued and outstanding as of this filing. We are a Nevada corporation and our affairs are governed by our Articles of Incorporation and By-law. The following are summaries of material provisions of our Articles of Incorporation and By-law insofar as they relate to the material terms of our ordinary shares. Complete copies of our Articles of Incorporation and By-law are filed as exhibits to our public filings.

Common Stock

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.

Voting Rights

Holders of the Common Stock are entitled to one vote per share in all matters as to which holders of Common Stock are entitled to vote. Holders of not less than a majority of the outstanding shares of Common Stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Provisions

This section is a summary and may not describe every aspect of the Common Stock that may be important to you. We urge you to read applicable Nevada law, our articles of incorporation and bylaws, as amended, because they, and not this description, define your rights as a holder the common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

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DESCRIPTION OF BUSINESS

Corporate History

On December 29, 2010, Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.), a Nevada corporation (the “Company” or "Solar Wind"), completed a reverse merger (the “Merger”) with Solar Wind Energy, Inc. (f/k/a Clean Wind Energy, Inc), a corporation formed under the laws of the State of Delaware on July 26, 2010 (“Solar Wind - Subsidiary”).  In connection with the Merger, the Company issued to the stockholders of Solar Wind - Subsidiary in exchange for their Solar Wind - Subsidiary Common Stock, the right to receive an aggregate of 300,000,000 shares of the Company’s Common Stock.  As a result of the reverse merger, Solar Wind - Subsidiary is now a wholly-owned subsidiary of the Company.

For accounting purposes, Solar Wind - Subsidiary was the surviving entity. The transaction was accounted for as a recapitalization of Solar Wind - Subsidiary pursuant to which Solar Wind - Subsidiary was treated as the surviving and continuing entity although the Company is the legal acquirer rather than a reverse acquisition.  Accordingly, the Company’s historical financial statements are those of Solar Wind - Subsidiary immediately following the consummation of the reverse merger. Also, going forward the business operations of Solar Wind - Subsidiary will become the Company’s principal business operations.

The Company was incorporated under the laws of the State of Idaho on January 22, 1962, as Superior Mines Company.  In 1964, the Company’s name was changed to Superior Silver Mines, Inc.  On December 27, 2010, the Company reincorporated as a Nevada corporation.  Prior to the Merger, the Company had been dormant for a number of years and had no known mineral reserves.  On January 21, 2011, the Company changed its name from Superior Silver Mines, Inc. to Clean Wind Energy Tower, Inc. and on March 11, 2013, changed its name to Solar Wind Energy Tower Inc. along with its wholly-owned subsidiary, a corporation formed under the laws of the State of Delaware, which changed its name from Clean Wind Energy, Inc. to Solar Wind Energy, Inc. In addition, effective January 24, 2011, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from SSVM.OB to CWET.OB and on March 11, 2013, in conjunction with our name change, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from CWET.OB to SWET.OB.

The Company’s executive offices are located at 1997 Annapolis Exchange Parkway, Suite 300, Annapolis, Maryland 21401.

Overview

Our Company’s core objective and focus is to become a leading provider of clean efficient green energy to the world communities at a reasonable cost without the destructive residuals of fossil fuel, while continuing to generate innovative technological solutions for today and tomorrow’s electrical power needs.

Solar Wind has assembled a team of experienced business professionals, engineering and scientific consultants with the proven ability to bring the idea to market. Solar Wind has filed and been issued patents that the Company believes will further enhance this potentially revolutionary technology. Solar Wind is based in Annapolis, MD, and is traded on the OTCBB under the symbol ‘CWET’.

Solar Wind has, designed, engineered, developed and is preparing to construct large “Solar Wind Downdraft Towers” that use benevolent, non-toxic natural elements to generate electricity economically by integrating and synthesizing numerous proven as well as emerging technologies. In addition to constructing Solar Wind Downdraft Towers in the United States and abroad, the Company intends to establish partnerships at home and abroad to propagate these systems and meet increasing global demand for electricity.

A Bold New Energy Solution

The United States and other nations are aggressively pursuing energy independence with clean, sustainable energy solutions. Solar Wind offers a bold new approach to overcome the current limitations of other known alternative energy sources. The Solar Wind Downdraft Tower combines dry air heated by the solar rays of the sun with water added as a catalyst to create a powerful natural downdraft.

Hybrid Solar/Wind Technology

We view ourselves as a hybrid solar/wind technology because the simplicity of our solution is the harnessing of the natural power of a downdraft created when water is introduced to hot dry air within the confines of our tower structure.

The Solar Wind Downdraft Tower

•	Avoids the adverse effects associated with fossil and nuclear fuels.
•	Is capable of Operating 24/7 and can outperform solar collectors that produce only when the sun shines in the daytime and wind turbines that produce only when the wind blows
•	Has the capability of being operated with virtually no carbon footprint, fuel consumption or waste production.
•	Has the potential to generate clean, cost effective and efficient electrical power without the damaging effects caused by using fossil or nuclear fuels, and other know alternative power sources.
•	Uses benevolent non-toxic natural elements to generate electricity.

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Technology

Innovative Renewable Energy Technology

The Solar Wind Downdraft Tower is a hollow cylinder reaching skyward into the hot dry atmosphere heated by the solar rays of the sun. The water introduced by the injection system evaporates and is absorbed by the hot dry air which has been heated by the solar rays of the sun. The air becomes cooler, denser and heavier than the outside warmer air and falls through the cylinder at speeds up to and in excess of 50 mph and is diverted into wind tunnels surrounding the base of the Tower where turbines inside the tunnels power generators to produce electricity.

In geographic areas where atmospheric conditions are conducive, the exterior of the Solar Wind Downdraft Tower may be constructed with vertical “wind vanes” that capture the prevailing wind and channel it to produce supplemental electrical power. This dual renewable energy resource enhances the capability and productivity of the Solar Wind Energy system.

Physical Principles

Evaporating water to create or diminish energy (for cooling) is a well-understood physical principle.  Evaporative coolers are used not just throughout the United States Southwest region (hot & arid), but widely in the power industry to cool gas, coal and nuclear power plants.

Similarly, cooling towers adorn the roofs of countless buildings in large cities, providing affordable energy.  Airline pilots are very familiar with downdrafts and diligently avoid downdrafts associated with thunderstorms, especially when near the ground, where downdrafts can force a 200 ton airplane dangerously downward.

Solar Wind’s Energy Tower uses the same fundamental physical principle of evaporative cooling which creates a downdraft. Cool, moist, dense air always falls through hot dry air.  What most people are unaware of is that the wind speed in an energy tower can exceed 50mph.

In summary, it is clear that Solar Wind’s Energy Tower creates and harnesses the downdraft, using widely applied and well-understood physical principles, to produce abundant electricity.

Abundant, Clean, Affordable Electricity Production

The Company has successfully managed to downsize the Tower, reducing capital costs and improving projected financial performance. The Company recently announced the completion of weather data models that confirm that the first Tower height can be lowered from 3,000 feet down to 2,250 feet. This development was made possible by utilizing our recently announced software which can calculate and predict energy production by our Solar Wind Downdraft Towers given local weather data. By feeding the weather data for southwestern Arizona / northern Mexico into the program, the Tower’s height and diameter can be adjusted along with the amount of water added as fuel to create a desired amount of energy. The outcome dictates the optimum size of the Tower’s height and width.

Under the most recent design specifications, the first San Luis Tower has a design capacity on an hourly basis, of up to 1250 megawatt hours, gross. Using a 60% capacity factor, the Tower’s potential hourly yield would be 600 megawatt hours from which approximately 18.5% will be used to power its operations, yielding approximately 500 megawatt hours available for sale to the power grid. Due to lower capacities during winter days, the average daily output for sale to the grid for the entire year is approximately 435 megawatt hours. Currently in California avoided costs are running approximately $0.11 per kilowatt hour. As an independent power producer of clean renewable energy the Company will not be selling power directly to consumers, but rather to the grid.

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Intellectual Property

 The Company has filed numerous patent applications with the U.S. Patent Office to protect its intellectual property.  At this time the Company has retained the following patent as well as the patent applications that we feel are instrumental to the core development of our project:

A modified mobile base for large tower cranes incorporating a multi - Wheeled air ride suspension system for even load distribution on 20 or more wheels, with the ability to keep the tower plumb in all working conditions.

Improved Wind Energy Power Transmission System - To more effectively transmit energy via a new multi-stage variable hydraulic drive system that operates efficiently through a very broad range of wind and turbine speeds.

Energy Tower Having External Wind Capturing Capacity - To supplement the available energy of an energy tower by capturing existing winds aloft (800 to 4,000 ft).

Patent Allowance Notification

On February 14, 2012 the Company announced the Notice of Allowance of its patent application titled Efficient Energy Conversion Devices & Methods (U.S. Pat. App. No. 13/091,124) by the United States Patent and Trademark Office. The patent covers specific aspects of deploying multiple turbines in a wind tunnel coupled to a novel hydraulic system capable of maintaining high efficiency hydraulic to electric conversion under a wide variance of wind speeds. The ultimate goal is to maximize the capture and utilization of all available wind energy in any given wind tunnel, as well as providing a consistency of power output during any deviations in wind speed. The Company considers this patent to be a “Core Patent” providing a significant barrier to entry for any potential competitor.

Site Requirements

Solar Wind’s (f/k/a Clean Wind’s) planned Downdraft Tower requires very specific site conditions.  The location must provide appropriate climate and atmospheric conditions. The site must have access to reliable water sources, either fresh or salt water, in which case desalinization may be required.  The foundation for the Downdraft Tower should most appropriately be bedrock.  Additionally, the site should have access to rail service and other logistical ease of access.  The Company is investigating the feasibility of locating a Downdraft Tower in Arizona.

Considerations

The Downdraft Tower works best in hot, dry climates, near sea level, and near a reliable water source.  Prime production periods are daytime during spring, summer and fall, which closely aligns with electricity demand patterns.

The External Wind Capture keeps working 24/7 including cold winter months and at night whenever a wind is blowing  -  from the surface up to 4,000 feet - where much stronger winds blow far more constantly (at least twice as often as on the surface and at much higher speeds).

There are a number of appropriate sites around the globe that are hot, dry, and near water adequate to support numerous Energy Towers that efficiently turn the sun’s energy into electricity.

The Distinct Advantages

Solar Wind (f/k/a Clean Wind) enjoys one major advantage over all other wind energy producers: a constant, high speed downdraft that blows for more than half the year.  While ordinary wind turbine farms struggle with 20% to 30% capacity factors and wind speeds that are often useless or marginal (too low or too high), Solar Wind’s (f/k/a Clean Wind’s) Energy Tower can continuously channel 50 mph winds (or higher) into a controlled environment where the vast majority the wind’s energy can be captured to generate electricity.

Power industry experts know that when computing wind power, the velocity is cubed (not squared).  Thus a 50 mph wind in a Solar Wind turbine will produce more than 15 times as much power as a 20 mph wind striking a conventional turbine.

Global Energy Generation Calculator

The Company has developed a software based analytical program to determine the energy generation capabilities of its Solar Wind Downdraft Towers based on the climate in geographic locations around the world, and has taken the appropriate steps to protect its intellectual property invention.

This essential tool has been under development by the Company for over one year and applies “known” scientific meteorology data of a specific area to the Solar Wind Downdraft Tower’s variables in order to determine and project energy outputs on a daily basis. Advancements in the scientific community over the last decade that predict and pin-point specific weather conditions provided significant insights to the development of this innovative tool.

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This analytical tool, combined with our proprietary operating systems technology and existing core patents, clearly provides the Company with a unique opportunity to allow global positioning of this alternative solution to the world’s energy needs. Solar Wind can now rapidly respond to a request from virtually any country reasonably suitable to host a project and determine specifically where the Solar Wind Downdraft Tower should be located, the size of the Tower and the amount of electricity it can produce.

Development

The master development plan for a site requires a series of steps:

•	explore, select, and qualify site for foundation integrity;
•	negotiate and execute land lease (site) and rights of way (water pipeline, transmission line, highway and railway access);
•	survey and identify any artifacts and cultural resources that may be impacted by site exploration, project construction or operation;
•	acquire water rights;
•	determine and design access to and availability of electrical grid, roads, rail transportation, sewer, water, and power for construction and operation;
•	create project site plan for offices, storage buildings for construction equipment, etc.;
•	coordinate and provide, to the extent possible, resource carry-over (i.e., buildings and facilities) to the locale after construction;
•	determine the type and number of jobs created during study, construction and operational phases;
•	determine the cost of the project (currently estimated at $4.5 billion); and
•	determine electricity produced (currently estimated at $900 million annually).

Business Model

The Business Model is to create an Energy Compound of Towers to be developed individually with a common water supply and rail/water port for supplies and equipment delivery, and common component assembly plant and labor force.  Energy Compounds could actually be developed simultaneously in North America, N. Africa (to serve the European grid by piping direct current across the Med), India and the Mid-East.  The world market can support all the materials needed and can certainly use the electricity.  The cost per kilowatt is similar to that of a typical coal or gas-fired facility.  SWET has positioned itself to take advantage of this solution and bring the first project to market, thereby setting the stage for a global “game changing” opportunity.

Project Partnering

The Company’s business plan involves “partnering” with various entities such as utilities, sovereign nations and independent power sources, to provide the ability to bring this solution to the market as rapidly as possible.

Each Solar Wind Downdraft Tower is its own independent project. Solar Wind Energy’s (f/k/a Clean Wind Energy’s) involvement in each project is to facilitate the Tower’s development with its expertise and intellectual property. Solar Wind will receive development fees, licensing fees, and royalties on power sales from each project and/or ownership interests.

Coordinated World Class Expertise

SWET has located a site for its first Tower here in the USA and received key patents to protect its techniques to extract the energy from the Solar Wind Downdraft Tower.  Some of the best consultants in the world have been and continue to support SWET's efforts to bring this first Downdraft Tower to market.

First Solar Wind Downdraft Tower

The first site is near San Luis, AZ and the Mexico/US border.  The weather data has been updated for the first sites and final reports accurately calculate the Tower's output capacity 24/7. Those reports now support and validate SWET’s goal to develop its first Tower at the minimum size and design output possible, which preserves cash flow of 2:1 for debt service coverage.

Concurrently, we have been exploring other site opportunities and in October, the Company signed a Letter of Intent (“LOI”) to enter into a Definitive Agreement to purchase a 3,200 acre site in Mexico that has the ideal attributes required for the Company’s Downdraft Tower. The Company intends to build and operate two Solar Wind Energy Downdraft Towers on this site. The proposed property is located in a particularly exceptional area for the development of these projects as it possesses suitable access, along with the required topography. Both Solar Wind Energy and the current land owner have been in discussions regarding this project since the later part of 2011 and are working together diligently under the LOI towards the execution of a Definitive Agreement. The land purchase is subject to the seller providing clear title and unrestricted access to the property as well as acquiring all of the needed prerequisites and approvals for the implementation of the Downdraft Towers including access to the power grid and the Company securing a satisfactory Power Purchase Agreement.

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Customers

Energy produced by the Downdraft Tower could provide low cost electricity to the power grid. Solar Wind (f/k/a Clean Wind) plans to ultimately build and operate wind energy plants and sell the electricity either through contracts with utilities, which is the traditional method for independent power plants, or directly into the open market or electricity commodities market like a merchant plant similar to many natural gas fired power plants. The Company may also sell the power plants themselves to large customers or utilities and/or operate such plants for customers or utilities.

The sale of electricity to power brokers is more profitable than selling directly to the electricity commodities market. If the cost of the marketing infrastructure of selling green energy at a $0.02 per kWh premium is justified as opposed to the wholesale contracting of electricity at a lower price, then Solar Wind (f/k/a Clean Wind) plans to market the electricity to green energy brokers. The green power is energy from clean energy production sources like wind energy in which consumers are willing to pay a premium in order to promote clean energy. If Solar Wind (f/k/a Clean Wind) chooses to work through power brokers, it believes the potential exists to sell the environmental correct “green” power at a premium price being higher than conventional fuel sources. Power brokers usually receive a premium of $0.015 per kWh above the wholesale price paid on the open market. However, the market is new and subject to uncertainty including price fluctuations.

Markets

Wind energy experienced a 39% annual growth for the past five years according to the American Wind Energy Association, the industry’s trade organization based in Washington, D.C.  Recent national surveys show that approximately 40-70% of the population surveyed indicate a willingness to pay a premium for renewable energy. Although 10% of the respondents say they will participate in such a program, actual participation is estimated at 1%. Currently, more than a dozen utilities have green marketing programs. Public Service Company of Colorado, Central and South West Services Corporation of Texas, and Fort Collins Light and Power Company are leading the effort in wind related green electricity marketing.

The Company is investigating the feasibility of locating a Downdraft Tower in California.  California has three major regulated investor-owned utilities and many municipal utilities, all of which are required by state law to have renewable sources of generation in their resource portfolios, whether generated or purchased. Arizona utilities have similar requirements. Due to federal regulations requiring that transmission owners provide service on the same terms to all generators requesting service, known as “open access”, independent power producers (which the Company would be under its business model), are able to develop wind energy projects in areas where such resources are most prevalent and sell power to anyone interconnected with the transmission grid in California. California’s transmission grid is operated by a regional transmission organization (“RTO”), the California Independent System Operator (“CAISO”). Other states belong to other RTOs.

Competition

The Downdraft Tower project requires a large land base and specific conditions. Given these constraints and the increasing focus on renewable energy to offset the environmental problems caused by fossil fuels, the renewable energy industry is highly competitive.

In the markets where the Company plans to conduct its business, it will compete with many energy producers including electric utilities and large independent power producers. There is also competition from fossil fuel sources such as natural gas and coal, and other renewable energy sources such as solar, traditional wind, hydro and geothermal. The competition depends on the resources available within the specific markets. Although the cost to produce clean, reliable, renewable energy is becoming more competitive with traditional fossil fuel sources, it generally remains more expensive to produce, and the reliability of its supply is less consistent than traditional fossil fuel. Deregulation and consumer preference are becoming important factors in increasing the development of alternative energy projects. The Company believes that governments and consumers recognize the importance of renewable energy resources in the energy mix, and are facilitating the implementation of wind and other renewable technologies through renewable portfolio standards and revenue and tax incentives.

Arizona and California are primarily served by large utilities, such as Southern California Edison Company, Pacific Gas & Electric Company, San Diego Gas & Electric Company, Arizona Public Service Company (“Arizona Public Service”) and UNS. All of these companies have non-regulated subsidiaries or sister companies that develop generating facilities. In addition, utilities from other states and countries have established large wind energy generating companies, such as Florida Power & Light Company, enXco, Inc. and PPM Energy, Inc. (now part of a large Spanish renewable company, Iberdrola Renovables, S.A.).

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According to the Electric Power Research Institute, the past ten years have seen traditional energy costs increase while wind energy costs have declined.  The advances in technology, larger-scale and more efficient manufacturing processes, and increased experience in wind turbine operations has contributed substantially to this trend. This cost decline is paralleled with a several hundred fold increase in installed wind energy capacity. As a result, maintenance costs have fallen significantly. Wind energy sources comprise less than 1% of the current electricity generating industry.

A new assessment released by the National Renewable Energy Laboratory in 2010 shows that U.S. wind resources are even larger than previously estimated and potential capacity of the land-based wind resource is more than 10,000 GW, far exceeding the 300 GW required to meet 20% of the nation’s electrical demand with wind in 2030. This figure does not factor the potential of Downdraft Towers. The estimated levelized cost of new generation resources by the Energy Information Administration shows the cost of wind energy is competitive to other conventional means of energy generation. The cumulative capacity-weighted average price of wind power, including the production tax credit, was about 4.4 cents per kilowatt hour in 2009 — a price that competes with fossil fuel-generated electricity.

Environmental

Various parties in the United States and other nations are pursuing clean energy solutions that use efficient and cost- effective renewable resources to serve society while avoiding the adverse effects associated with fossil and nuclear fuels, and also the obvious limitations of solar collectors that work only when the sun shines or wind turbines that work only when the wind blows.

The Solar Wind Downdraft Tower has the capability of being operated with virtually no carbon footprint, fuel consumption, or waste production. The technology has the potential to generate clean, cost effective and efficient electrical power without the damaging effects caused by using fossil or nuclear fuels, and other conventional power sources. The Company also believes that increasing emphasis on green technologies and governmental incentives in the energy industry should have a positive long-term effect on the Company's planned business and the wind energy industry in general.

Numerous federal and state environmental laws can affect the development of renewable energy, such as the California Environmental Quality Act. These laws require that certain studies be conducted to ensure that there are no significant adverse impacts on wildlife, humans and the environment generally. The significant impacts of wind energy projects are on visibility, noise, birds, wildlife habitat and soil erosion. Changes in environmental laws can pose significant expenses on renewable energy development.

International treaties and protocols, such as the Kyoto Protocol, have significantly impacted the development and implementation of renewable energy technologies. Certain countries and regions also have established emission trading programs. Under emission trading programs, utilities and factories are permitted to produce a certain level of emissions. If such an entity produces fewer emissions than its allotment, the entity may sell its excess allotment to parties exceeding their emissions allotments. To date, these mechanisms are at an early stage of development within the United States. Credit trading provides the potential for creating additional income for renewable energy producers, rationalizing of electricity prices for utilities and reducing the overall retail price for green power.

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The Company believes that increasing emphasis on green technologies and governmental incentives in the energy industry should have a positive long-term effect on the Company’s planned business and the wind energy industry in general.

Industry Analysis

According to the American Wind Energy Association (“AWEA”), wind energy was the world’s fastest growing energy source during most of the 1990s, expanding at annual rates ranging from 25% to 35%. The AWEA estimates the global industry growth rate has averaged 32% over the five years from 2004 through 2008, with a growth rate of 39% in 2009. The U.S. wind industry broke all previous records by installing over 10,000 MW of new wind capacity in 2009.  Current installed capacity worldwide at the end of 2009 was 35,086 MW, compared to 25,076 MW at the end of 2008. The major contributing growth factor is the federal stimulus package passed in 2009 that extended a tax credit and provided other investment incentives for alternative energy sources. The U.S. Energy Information Administration attributes 1.9% of total electric generation in the nation to wind power.

Not factoring the Company’s planned Downdraft Tower product, World Energy Council expects new wind capacity worldwide to continue to grow. The continued evolution of this technology is evident with the existence of varying wind turbine designs. However, there is division in the wind industry between those who want to capitalize on the emerging respect the business community has for established, mature wind technology, and those who seek new technologies designed to bring about significant cost reductions. Solar Wind (f/k/a Clean Wind) chooses to seek new horizons beyond current perception and knowledge by developing new technologies that it believes will be capable of significantly reducing wind energy costs.

As wind energy technology gains wider acceptance, competition may increase as large, well-capitalized companies enter the business. Although one or more may be successful, the Company believes that its technological expertise and early entry will provide a degree of competitive protection.

Licensing and Regulation

In the U.S., many state governments have amended their utility regulations and significantly changed certain competition and marketing rules with respect to generation, transmission and distribution of electric energy. Among other things, deregulation allows consumers to purchase electricity from a source of their choice, and requires utilities to purchase electricity from independent power producers and to offer transmission to independent power producers at reasonable prices.

In California, deregulation legislation, such as the Assembly Bill 1890 and the Renewable Energy Program, were implemented in the mid-1990s to encourage the development of renewable power generation projects through various incentives. In addition, Assembly Bill 995 and Senate Bill 1038 were passed to further facilitate the development of renewable resources. In November 2008, the governor of the State of California signed Executive Order S-14-08 requiring that California utilities reach a 33% renewable energy goal by 2020, exceeding the previous legislative mandate that electric utilities supply 20% of their total retail power sales from renewable resources by 2010. In September 2009, the Governor signed Executive Order S-21-09, requiring the Air Resources Board under the California Environmental Protection Agency to adopt a regulation by July 1, 2010 requiring California’s load-serving entities to meet the 33% renewable energy goal through the creation and use of renewable energy sources to ensure reduction of greenhouse gas emissions.

In Arizona, access to the electricity market has been established through Arizona’s Retail Electric Competition Rules, which, in the Company’s opinion, provide a favorable environment for renewable energy generators. Electricity producers are subject to the Federal Public Utilities Regulatory Policies Act (“PURPA”) and state regulations. In addition, power producers must also meet standards set by the Arizona Corporations Commission (the “ACC”).

The Federal Energy Policy Act of 2005 provided further benefits to independent power producers by requiring transmission companies to provide access to third parties at a reasonable price. On October 3, 2008, the President of the United States signed the Emergency Economic Stabilization Act of 2008 into law. This legislation contains a number of tax incentives designed to encourage both individuals and businesses to make investments in renewable energy, including an eight-year extension of the business solar investment tax credit (“ITC”). The ITC is a 30% tax credit on solar property effective through December 31, 2016. The American Recovery and Reinvestment Act of 2009 further extended the U.S.$0.021/kWh Production Tax Credit (“PTC”) through December 31, 2012, and provide an option to elect a 30% ITC or an equivalent cash grant from the U.S. Department of Energy.

Employees

As of June 12, 2013, the Company had a total of 3 full time employees. The Company anticipates that in 2013 it will need to hire additional staff in the areas of engineering, marketing, and administration.

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Legal Proceedings

Hanover Holdings I, LLC vs Solar Wind Energy Tower Inc.(f/k/a Clean Wind Energy Tower, Inc.)

On December 27, 2012, we were served with a Complaint in the matter of Hanover Holdings I, LLC filed with the Supreme Court of the State of New York, stipulating that Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.) has yet to pay the remaining outstanding balance, related interest and penalties, as described in a convertible promissory note issued by Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.) to the benefit of Hanover Holdings I, LLC. on February 29, 2012 and has failed to honor a notice of conversion issued by Hanover Holdings I, LLC on or about September 7, 2012. Total claim amount is for $122,985.14. The Company does not believe any additional payments are due Hanover Holdings I, LLC and will vigorously defend its position.

Clean Wind Energy, Inc. v. John Hanback, et al

We were the plaintiff in the matter captioned Clean Wind Energy, Inc. vs. John Hanback, et al, in the Federal District Court of Alexandria, Virginia. On January 12, 2012, the Company and its subsidiary, Clean Wind Energy, Inc. (collectively “CWE”), entered into a Settlement and Release Agreement (the “Agreement”) with John W. Hanback (“Hanback”), Christopher W. Johnson (“Johnson”) and Itzhak Tepper (“Tepper”) (Hanback, Johnson and Tepper, the “Former Employees”), pursuant to which the Former Employees agreed to a mutual release and also agreed to the following:

•	CWE and the Former Employees will jointly file a Stipulation of Dismissal dismissing the lawsuit filed by CWE against the Former Employees in the United States District Court for the Eastern District of Virginia, Alexandria Division, Civil Action No. 1:11cv1206 LMB/TRJ.
•	In consideration of $174,000 from an unaffiliated third party in February 2012, the Former Employees transferred the shares of common stock owned by them to an unaffiliated third party.
•	Hanback tendered to CWE assignments of certain patent applications in consideration of the Hanback Payment.
•	Hanback, Johnson and Tepper agreed to a 15 month non-competition period whereby they will not directly or indirectly attempt to procure a site for a large-scale tower using non-toxic natural elements to generate electricity.
•	Hanback, Johnson and Tepper agreed to a 15 month no-contact period, whereby they may not have any professional dealings with certain parties.

As of the date hereof, the Company has settled all outstanding obligations.

Porter LeVay & Rose, Inc.

As of February 23, 2012, we were served with a Complaint in the matter of Porter, LeVay & Rose, Inc. filed in the Supreme Court of the State of New York, stipulating that Clean Wind Energy Tower, Inc. has yet to pay for certain services rendered on behalf of Porter LeVay & Rose for Financial Public Relations services. On March 21, 2012, Clean Wind Energy Tower, Inc., executed a Stipulation Settling Action Agreement and agreed to pay a total of $39,219.30 in equal payments of $9,804.82, the first to be paid prior to March 30,2012 and monthly thereafter until paid in full. The first payment was made on March 27, 2012.  The Company has accounted for this $39,219.30 as accounts payable and accrued expenses in its December 31, 2011 consolidated financial statements. As of September 30, 2012, the Company has settled all outstanding obligations.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not party to any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

24

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market information

The Company’s Common Stock is quoted on the OTC Bulletin Board under the symbol “SWET.OB”.  Historical high and low bid information for the Company’s Common Stock is not available to the Company.  The following table reflects the high and low sales prices, for the periods indicated, for the Company’s Common Stock.  The sales prices were obtained from the OTC Bulletin Board.

Quarterly period	Low	High
Fiscal year ended December 31, 2013:
First Quarter	$0.01	$0.03
Second Quarter(through June 18, 2013)	$0.02	$0.04

Fiscal year ended December 31, 2012:
First Quarter	$0.03	$0.21
Second Quarter	$0.02	$0.05
Third Quarter	$0.01	$0.08
Fourth Quarter	$0.01	$0.07

Fiscal year ended December 31, 2011:
First Quarter	$0.16	$0.27
Second Quarter	$0.22	$0.32
Third Quarter	$0.12	$0.27
Fourth Quarter	$0.10	$0.22

Record Holders

As of June 12, 2013, there were approximately 1,391 registered holders of record of the Company’s Common Stock.

Dividends

The Company has not paid any cash dividends to date, and has no intention of paying any cash dividends on the Common Stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of the Company’s Board of Directors and to certain limitations imposed under Nevada law. The timing, amount and form of dividends, if any, will depend upon, among other things, the Company’s results of operations, financial condition, cash requirements, and other factors deemed relevant by the Board of Directors. The Company intends to retain any future earnings for use in its business. The Company has never paid dividends on its Common Stock.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not maintain any equity compensation plans.

25

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.) (the “Company” formerly known as Superior Silver Mines, Inc.) was incorporated in the State of Idaho on January 22, 1962 as Superior Mines Company and then changed its name to Superior Silver Mines, Inc.  The Company reincorporated as a Nevada corporation on December 27, 2010.  The Company has been dormant for a number of years, and has no known mineral reserves.

On December 29, 2010, Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.), a Nevada corporation (the “Company” or "Solar Wind"), completed a reverse merger (the “Merger”) with Solar Wind Energy, Inc. (f/k/a Clean Wind Energy, Inc), a corporation formed under the laws of the State of Delaware on July 26, 2010 (“Solar Wind - Subsidiary”).  In connection with the Merger, the Company issued to the stockholders of Solar Wind - Subsidiary in exchange for their Solar Wind - Subsidiary Common Stock, the right to receive an aggregate of 300,000,000 shares of the Company’s Common Stock. As a result of the reverse merger, Solar Wind - Subsidiary is now a wholly-owned subsidiary of the Company.

For accounting purposes, Solar Wind - Subsidiary was the surviving entity. The transaction was accounted for as a recapitalization of Solar Wind - Subsidiary pursuant to which Solar Wind - Subsidiary was treated as the surviving and continuing entity although the Company is the legal acquirer rather than a reverse acquisition.  Accordingly, the Company’s historical financial statements are those of Solar Wind - Subsidiary immediately following the consummation of the reverse merger. Also, going forward the business operations of Solar Wind - Subsidiary will become the Company’s principal business operations.

The Company was incorporated under the laws of the State of Idaho on January 22, 1962, as Superior Mines Company. In 1964, the Company’s name was changed to Superior Silver Mines, Inc.  On December 27, 2010, the Company reincorporated as a Nevada corporation.  Prior to the Merger, the Company had been dormant for a number of years and had no known mineral reserves.  On January 21, 2011, the Company changed its name from Superior Silver Mines, Inc. to Clean Wind Energy Tower, Inc. and on March 11, 2013, changed its name to Solar Wind Energy Tower Inc.  along with its wholly-owned subsidiary, a corporation formed under the laws of the State of Delaware, Clean Wind Energy, Inc. to Solar Wind Energy, Inc. In addition, effective January 24, 2011, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from SSVM.OB to CWET.OB and on March 11, 2013, in conjunction with our name change, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from CWET.OB to SWET.OB.

The Company plans to design, develop, and construct large downdraft towers that use benevolent, non-toxic natural elements to generate electricity and clean water economically (“Downdraft Towers”) by integrating and synthesizing numerous proven as well as emerging technologies. In addition to constructing Downdraft Towers in the United States and abroad, the Company intends to be prepared to establish partnerships at home and abroad to propagate these systems and meet increasing global demand for clean water and electricity

On January 21, 2011, the Company changed its name to Clean Wind Energy Tower, Inc. and on March 11, 2013, changed its name to Solar Wind Energy Tower Inc. along with its wholly owned subsidiary, a corporation formed under the laws of the State of Delaware, which changed its name from Clean Wind Energy, Inc. to Solar Wind Energy, Inc. In addition, effective January 24, 2011, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from “SSVM” to” CWET” and in conjunction with the March 11, 2013 name change the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from “CWET” to” SWET”.

Until the consummation of the Merger, the Company’s purpose was to seek, investigate and, if such investigation warranted, acquire an interest in business opportunities presented to it by persons or firms who, or which, desire to seek the perceived advantages of a publicly registered corporation.  Because the Company had no operations and only nominal assets until the Merger, it was considered a shell company under rules promulgated by the U.S. Securities and Exchange Commission.

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Results of Operations

Comparison of the three months ended March 31, 2013 to three months ended March 31, 2012

Revenue

The Company has not generated revenue since inception.

Operating Expenses

Research and development

During the three months ended March 31, 2013, research and development costs were $13,893 compared to $15,083 for the same period last year. The Company's expenditures for research and development is dependent on available resources and future expenditures are expected to increase with additional financing.

Selling, general and administrative

During the three months ended March 31, 2013, selling, general and administrative expenses were $395,129 as compared to $493,270 for the same period last year, a 20% decrease. The primary decrease is due to non-cash stock based compensation issued for services of $297,928 for the three months ended March 31, 2012 as compared to $115,824 for the three months ended March 31, 2013.

Depreciation

Depreciation expense for the three months ended March 31,2013 was $1,120 as compared to $1,120 for the same period last year.

Other income (expense)

Interest expense

Interest expense for the three months ended March 31, 2013 was $255,800 compared to $302,722 for the same period last year. In the current period, we incurred $136,560 non-cash debt discount amortization and $94,805 in non-cash interest expense on issued convertible debt as compared to $57,778 and nil, respectively for the same period last year.

(Loss) gain on change in fair value of derivative liabilities

During 2012 and 2013, we issued convertible promissory notes with an embedded derivative, all requiring us to fair value the derivatives each reporting period and mark to market as a non-cash adjustment to our current period operations.  This resulted in a net loss of $1,110,141 and a gain of $27,908 on change in fair value of derivative liabilities for the three months ended March 31, 2013 and 2012, respectively.

Comparison of the year ended December 31, 2012 to the year ended December 31, 2011

Revenue

The Company has not generated revenue since inception.

Operating Expenses

Research and Development

During the year ended December 31, 2012, we incurred $180,916 of research and development expenses as compared to $362,850 for the year ended December 31, 2011; a decrease of $181,934, or 50%.  The Company anticipates continued research and development as products are developed dependent on funding availability.

Selling and Administrative

During the year ended December 31, 2012, we incurred $2,021,555 of selling and administrative expenses as compared to $1,713,895 for the year ended December 31, 2011; an increase of $307,660, or 18%.  The Company added additional staff and costs associated to our increase Company development activities.

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Depreciation

During the year ended December 31, 2011, we purchased office and other equipment.  Depreciation for the year ended December 31, 2012 was $4,480 as compared to $2,197 for the year ended December 31, 2011.

Other Income/Expense

Interest expense

For year ended December 31, 2012, we incurred $545,451 as interest expense relating to our issued notes payable as compared to $182,929 for the same period last year.  In connection with the issuances, we incurred noncash charge to interest of $172,116 due to the excess of fair value of the conversion feature over the note proceeds compared to $127,787 for the prior year.  In addition, we amortized a debt discount associated with the notes of $255,543 for the year ended December 31, 2012 compared to $52,222 for the year ended December 31, 2011.

Loss on settlement of debt

During the year ended December 31, 2012, we issued 22,500,000 shares of our common stock in settlement of $150,000 of outstanding debt. In connection with the issuance, we incurred $829,530 as noncash loss for the year ended December 31, 2012 as compared to nil for the same period last year. Net with the above described loss, we realized a gain on settlement of debt of $42,015 in connection with the issued Hanover note.

Loss on modification of debt

In conjunction with the issuance of our October 2011 convertible note, we agreed to modify the conversion terms of our preexisting note issued in July 2011 from a 48% to a 69% discount formula.  As such, we incurred a noncash charge to operations of $88,849 as debt modification for the year ended December 31, 2011 as compared to nil for the current year.

Gain on change in fair value of derivative liabilities

Each reporting period, we are required to adjust to fair value the conversion features of our convertible notes.  For the years ended December 31, 2012 and 2011, we reported a gains on change in fair value of $174,719 and $89,241, respectively.

Net Loss

As a result of the activities described above, we incurred a net loss of $3,365,198 for the year ended December 31, 2012 as compared to a net loss of $2,261,479 for the year ended December 31, 2011.

Liquidity and Capital Resources

We have financed our operations since inception primarily through private offerings of our equity securities and issuance of convertible notes.

Working Capital

Our working capital deficit increased by $1,424,771 during the three months ended March 31, 2013 from a working capital deficit (current liabilities in excess of current assets) of $1,736,352 at December 31, 2012 to a working capital deficit of $3,161,123 at March 31, 2013. The increase in working capital deficit for the three months ended March 31, 2013 is due to a combination of reasons, of which the significant factors include:

●	Cash had a net increase from working capital by $11,608 for the three months ended March 31, 2013. The most significant uses and proceeds of cash were:

o	Approximately $252,000 of cash consumed in operating activities;

o	Proceeds of $189,000 from issuance of Private Placement Memorandum Subscription for the Company’s Common stock;

o	Proceeds of $75,000 from issuance of notes payable

Total current assets of $25,369 and $13,761 as of March 31, 2013 and December 31, 2012, respectively, cash represented all.

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Proceeds from issuance of note payable

During the three months ended March 31, 2013, the Company received net proceeds of $75,000 from issuance of notes payable.

Proceeds from the issuance of convertible promissory note

During the three months ended March 31, 2013, the Company received a net amount of $189,000 from the issuance of Convertible Promissory Notes.

Cashflow analysis

Cash used in operations was $252,392 during the three month period ended March 31, 2013. During the three month period ended March 31, 2013, our primary capital needs were for operating expenses, including funds to support our business strategy, which primarily includes working capital necessary to fund operations and reducing our account payables.

We did not utilize cash for investing activities.

Cash provided from financing activities was a total net proceeds of $264,000 from the issuance of Convertible Notes Payable and Convertible Promissory Notes.

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported a net loss from operations of $1,776,082 for the three month period ended March 31, 2013, accumulated deficit of $8,240,916 and total current liabilities in excess of current assets of $3,161,123 as of March 31, 2013.

The Company is in a development stage and does not have any revenues from operations and will be dependent on funds raise to satisfy its ongoing capital requirements for at least the next 12 months. The Company will require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion or respond to competitive pressures, any of these circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

Management expects that global economic conditions will continue to present a challenging operating environment through 2013. To the extent permitted by working capital resources, management intends to continue making targeted investments in strategic operating and growth initiatives. Working capital management will continue to be a high priority for 2013.

While we have been able to manage our working capital needs with the current credit facilities, additional financing is required in order to meet our current and projected cash flow requirements from operations. We cannot predict whether this new financing will be in the form of equity or debt. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments.

Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could adversely affect our business, financial condition and results of operations.

Off-Balance sheet Arrangements

We do not maintain off-balance sheet arrangements nor do we participate in any non-exchange traded contracts requiring fair value accounting treatment.

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MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE.

The following table sets forth the names of the Company’s directors, executive officers, and key employees, and their positions with the Company, as of December 31, 2012:

Name	Age	Position(s)	Term of Office (Directors)
Ronald W. Pickett*	65	President, Chief Executive Officer, Chairman and Principal Accounting Officer	Annual meeting
Stephen Sadle*	67	Chief Operating Officer and Director	Annual Meeting
Robert P. Crabb*	65	Secretary, Chief Marketing Officer and Director	Annual meeting
H. James Magnuson	59	Director	Annual meeting
Arthur P. Dammarell	68	Director	Annual meeting

*	Appointed pursuant to the terms of the Merger Agreement.

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

The following is a brief account of the business experience during the past five years (and, in some instances, for prior years) of each director and executive officer.

Ronald W. Pickett, President and Chief Executive Officer, Chairman and Principal Accounting Officer

Mr. Pickett joined the Company on December 29, 2010 in connection with the Merger. Mr. Pickett brings over 40 years of construction, development and innovative technology skills and expertise to the team. He has founded numerous companies from startup and including three from inception through the public ownership process. Mr. Pickett also has an understanding of government, legislative, and permitting practices. Since December, 2007, Mr. Pickett has been an independent real estate development consultant. Until March, 2008, Mr. Pickett was a director of, and until December, 2007, Mr. Pickett was President and CEO of, Telkonet, Inc. (“Telkonet”) (OTCBB: TKOI.OB), a company that develops, manufactures and sells energy efficiency and smart grid networking technology. Until January, 2009, Mr. Pickett was President and a director of Microwave Systems Technology Inc. (“Microwave Systems”), a company that provided Internet/phone/video/wifi services in the New York City area. Until February, 2010, Mr. Pickett was Vice Chairman of Geeks on Call Holdings, Inc. (“Geeks on Call”) (PINK: GOCH.PK), a company that provided quick-response, on-site computer solutions and remote/telephone technical support. We took into account his prior experience in operating public and private enterprises in the development and construction of alternative energy projects and believe Mr. Pickett’s past experience in these fields gives him the qualifications and skill to serve as a director.

Stephen Sadle, Chief Operating Officer, Director

Mr. Sadle joined the Company on December 29, 2010 in connection with the Merger. Mr. Sadle is an entrepreneur with over 40 years of diversified experience in management, contracting and heavy infrastructure development, interfacing with both the government and private sectors. He is experienced in Web-based vertical extranet applications and has developed operating extranets in the construction and transportation industries. Mr. Sadle served as co-founder, Chief Operating Officer and Director of Telkonet. He was also founder and president of a successful local construction company and was awarded the Small Businessman of the Year Award for the Washington Metropolitan Area. Since July, 2007, Mr. Sadle has been an independent real estate consultant. From 2000 until July, 2007, Mr. Sadle was Senior Vice President and a director of Telkonet. We took into account his prior work with infrastructure construction and development and believe Mr. Sadle’s past experience in these fields gives him the qualifications and skill to serve as a Chief Operating Officer.

Robert P. Crabb, Secretary and Chief Marketing Officer, Director

Mr. Crabb joined the Company on December 29, 2010 in connection with the Merger. Mr. Crabb has over 40 years of public and private sector experience including 15 years in the insurance industry including, sales and sales management with MetLife and independent property and casualty brokerage. His entrepreneurial expertise includes marketing consulting, corporate management and commercial/residential real estate development. He has served in a corporate governance capacity as secretary to a number of start-up companies. Since September, 2007, Mr. Crabb has been an independent real estate development consultant. Until September, 2007, Mr. Crabb was Secretary of Telkonet, until February, 2009, Mr. Crabb was Secretary of Microwave Systems, and until October, 2009, Mr. Crabb was Secretary of Geeks on Call. The Company believes Mr. Crabb’s past experience in corporate compliance gives him the qualifications and skill to serve as a director.

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H. James Magnuson, Director

Mr. Magnuson has served as a member of the Company’s Board of Directors since 2007. Mr. Magnuson resigned as the Company’s Vice President effective December 29, 2010 pursuant to the terms of the Merger Agreement. Since 1979, Mr. Magnuson has been an attorney engaged in the private practice of law in Coeur d’Alene, Idaho, and received his BS degree from the University of Idaho and his Juris Doctorate from Boston College. The Company believes Mr. Magnuson’s background in providing legal services gives him the qualifications and skill to serve as a director.

Arthur P. Dammarell, Director

Mr. Dammarell has served as a member of the Company’s Board of Directors since 2006. From 2000 through March 2006, Mr. Dammarell was the principal financial officer, treasurer and a director of Nova Oil, Inc. (now Nova Biosource Fuels, Inc.). He received his BA degree in Urban and Regional Planning from Eastern Washington University. The Company took into account his prior work in both public and private organizations providing consulting on development project financing and believe Mr. Dammarell’s past experience in these fields gives him the qualifications and skill to serve as a director.

Section 16(a) Beneficial Ownership Reporting

Based solely upon a review of the copies of the forms furnished to the Company and written representations from officers and directors of the Company that no other reports were required, during the year ended December 31, 2012, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Code of Ethics

The Company has adopted a Code of Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Company does not have a separately-designated standing audit committee or a committee performing similar functions.  Because the Company does not have an audit committee, the company has not yet determined whether any of its directors qualifies as an audit committee financial expert. Currently, the Company’s Board of Directors review the Company’s Annual Report on Form 10-K and corresponding financial statements.

Executive Compensation

The following table and related footnotes show the compensation paid during the fiscal years ended December 31, 2012 and 2011, to all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year.  No other executive officers received compensation in excess of $100,000 for such fiscal years.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings ($)	All other Compensation ($)	Total ($)
Ronald W. Pickett,	2012	200,000 (2)	$–	$–	$–	$–	$–	200,000
President, Chief Executive Officer, Chairman and Principal Accounting officer (1)	2011	(2)	–	–	–	–	–	199,266
Stephen L. Sadle	2012	175,000 (4)	–	–	–	–	–	175,000
Chief Operating Officer (3)	2011	146,723 (4)	–	–	–	–	–	146,723

(1)	Appointed as President, Chief Executive Officer and Chairman effective December 29, 2010 pursuant to the terms of the Merger Agreement.

(2)	Included in the amount is $100,236 and $103,382 of accrued salaries for Mr. Pickett for the years ended December 31, 2012 and 2011, respectively. In addition, the amount paid during the years ended December 31, 2012 and 2011 amounted to $81,467 and $18,221, respectively. $150,000 of the accrual has been converted into a note payable during the year ended December 31, 2012.

(3)	Appointed as Chief Operating Officer effective December 29, 2010 pursuant to the terms of the Merger Agreement.

(4)	Included in the amount is $102,263 and $101,971 of accrued salaries for Mr. Sadle for the years ended December 31, 2012 and 2011, respectively. In addition, the amount paid during the years ended December 31, 2012 and 2011 amounted to $75,292 and $31,672, respectively. $100,000 of the accrual has been converted into a note payable during the year ended December 31, 2012

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Director Compensation Table

The following table and related footnotes show the compensation incurred and or paid during the fiscal year ended December 31, 2012 to the Company’s directors for their service as directors.

Name	Fees earned or paid in cash ($)		Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Robert P. Crabb (1)	$60,000	(2)	$0	$0	$0	$0	$0	$60,000
H. James Magnuson	$0		$0	$0	$0	$0	$0	$0
Arthur P. Dammarell	$0		$0	$0	$0	$0	$0	$0

(1)	Appointed as director effective December 29, 2010 pursuant to the terms of the Merger Agreement.

(2)	Solar Wind has accrued salary for Mr. Crabb for his services as an executive officer of Solar Wind for the year ended December 31, 2012 in the amount of $60,000 and the balance at December 31, 2012 amounted to $19,161.

(3)	Amount paid during the year ended December 31, 2012 amounted to $23,289 and $30,000 has been converted into a note payable during the year ended December 31, 2012.

Narrative to Summary Compensation Table and Director Compensation Table

During the year ended December 31, 2012, the Company provided no stock options, warrants, or stock appreciation rights.  On December 29, 2010, pursuant to the Merger, Solar Wind Energy, Inc. (f/k/a Clean Wind Energy, Inc.) became a wholly-owned subsidiary of the Company.  Solar Wind has employment agreements with its officers as described below.  Solar Wind has accrued salaries for all its executives from inception through December 31, 2012 and the balance amounted to $292,364 at December 31, 2012, net of issued convertible notes issued in December 2012 as part payment.

No officer or director has outstanding unexercised options, stock that has not vested, or equity incentive plan awards.  The Company maintains no employee benefits plans.

Name	Position(s)	Term	Salary	Bonus	Severance
Ronald W. Pickett	President, Chief Executive Officer	3 years; renewable for 1 year on mutual consent	$200,000	Board Discretionary	Twelve (12) months salary and benefits for termination without cause.
Stephen Sadle	Chief Operating Officer	3 years; renewable for 1 year on mutual consent	$175,000	Board Discretionary	Twelve (12) months salary and benefits for termination without cause.
Robert P. Crabb	Secretary, Chief Marketing Officer	3 years; renewable for 1 year on mutual consent	$60,000	Board Discretionary	Twelve (12) months salary and benefits for termination without cause.

The foregoing descriptions of the employment agreements do not purport to be complete and are qualified in their entirety by reference to such employment agreements which are included as exhibits to this Form 10-K, were filed with the SEC on Form 8-K on December 30, 2010.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Except as set forth below, since January 1, 2010, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and in which any director, executive officer, other stockholders of more than 5% of the Company’s Common Stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification Agreements

On March 30, 2011, the Company entered into Indemnification Agreements with directors Thomas Smith, H. James Magnuson and Arthur P. Dammarell, and executive Ronald Pickett, President and Chief Executive Officer and Chief Financial Officer.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

On December 29, 2010, pursuant to the Merger, Solar Wind Energy (f/k/a Clean Wind Energy) became a wholly-owned subsidiary of the Company.  Solar Wind Energy (f/k/a Clean Wind Energy) has employment agreements with its executive officers.  Each of the employment agreements was entered into on September 22, 2010 and amended on November 22, 2010.

The Indemnification Agreements provide that the Company will indemnify the Company's officers and directors, to the fullest extent permitted by law, relating to, resulting from or arising out of any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation by reason of the fact that such officer or director (i) is or was a director, officer, employee or agent of the Company or (ii) is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.. In addition, the Indemnification Agreements provide that the Company will make an advance payment of expenses to any officer or director who has entered into an Indemnification Agreement, in order to cover a claim relating to any fact or occurrence arising from or relating to events or occurrences specified in this paragraph, subject to receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized under this Agreement.

On January 31, 2013, the Company entered into Securities Purchase Agreements with six accredited investors (the “2013 Investors”) providing for the sale by the Company to the 2013 Investors of Convertible Debentures (the "2013 Notes") in the aggregate amount of $239,000. In addition, as previously disclosed in the Form 8-K Current Report filed on January 3, 2013, Ronald W. Pickett, Stephen L. Sadle and Robert P. Crabb, officers and directors of the Company, converted accrued salary in the aggregate amount of $280,000 into the 2013 Notes resulting in a total offering of $519,000.   The financing closed on January 31, 2013.

The 2013 Notes mature December 31, 2014 (the "Maturity Date") and interest associated with the 2013 Notes is 8% per annum, which is payable on the Maturity Date.  The 2013 Notes are convertible into shares of common stock of the Company, at the 2013 Investors’ option, at a conversion price of $0.015.

As of the date of the 2013 Notes, the Company is obligated on the 2013 Notes issued to the holders in connection with the offering. The 2013 Notes are debt obligations arising other than in the ordinary course of business, which constitute direct financial obligations of the Company.

Director Independence

We believe that director Arthur P. Dammarell is “independent” as that term is defined in Rule 303A.02 of the NYSE Listed Company Manual.  For such director there were no transactions, relationships or arrangements not disclosed in Item 13 above, that were considered by the Board of Directors under the applicable independence definitions in determining that the director is independent.

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 12, 2013, the beneficial ownership of our common stock by:

(1)	each person or entity who is known by us to beneficially own more than five percent (5%) of our common stock;

(2)	each of our directors;

(3)	each Named Executive Officer; and

(4)	all of our directors and executive officers as a group.

Set forth below is certain information, as of June 12, 2013, with respect to each person (including any group as that term is used in section 13(d)(3) of the Exchange Act) who is known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.  Unless otherwise indicated, the address of each beneficial owner is c/o Solar Wind Energy Tower Inc., 1997 Annapolis Exchange Parkway, Suite 300, Annapolis, Maryland 21401 and the nature of beneficial ownership is direct.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Ronald W. Pickett	67,655,000	22.5%
Stephen Sadle	62,316,667	20.8%

(1)	Based upon 300,025,242 shares of Common Stock outstanding as of June 12, 2013.

Security ownership of management

Set forth below is certain information, as of June 12, 2013, as to the Company’s Common Stock beneficially owned by all directors, each of the named executive officers, and directors and executive officers of the Company as a group. Unless otherwise indicated, all beneficial ownership is direct.

Name of Beneficial Owner	Title of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Ronald W. Pickett	President, Chief Executive Officer and Chairman	67,655,000	(3)	22.5%
Stephen Sadle	Chief Operating Officer and Director	62,316,667	(3)	20.8%
Robert P. Crabb	Secretary, Chief Marketing Officer and Director	12,850	(3)	4.3%
H. James Magnuson	Director	1,811,114	(2)	*
Arthur P. Dammarell	Director	525,500		*
Directors and executive officers as a group (6 persons)	---	145,158,281		48.4%

* Less than 1%.

(1)	Based upon 300,025,242 shares of Common Stock outstanding as of June 12, 2013.

(2)	Includes 1,368,891 shares held in trust for the benefit of Mr. Magnuson’s relatives. As trustee, Mr. Magnuson has the power to vote such shares, but disclaims any beneficial ownership in the shares.

(3)	Includes common shares issuable upon conversion of convertible notes payable of 10,000,000, 6,666,667 and 2,000,000 shares to Mr. Pickett, Mr. Sadle and Mr. Crabb, respectively.

34

DESCRIPTION OF SECURITIES

The total number of shares of capital stock we are authorized to issue is 510,000,000 shares, of which (a) 500,000,000 are Common Stock, par value $0.0001 per share, and (b) 10,000,000 are Preferred Stock, stated value $0.0001 per share. As of June 12, 2013, 300,025,242 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

Preferred Stock

The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Board of Directors, in its sole discretion, has the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

Common Stock

Our Common Stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board (“OTCBB”) and the OTCQB under the symbol “SWET”.

Voting Rights

All of the shares of Common Stock have equal voting rights and power without restriction in preference. Each stockholder, on each matter submitted to a vote at a meeting of stockholders, has one vote for each share registered in the stockholder’s name on the books of our company.  A quorum at any annual or special meeting of stockholders consists of stockholders representing, either in person or by proxy, a majority of the outstanding shares of our company, entitled to vote at such meeting.  The votes of a majority in interest of those present at any properly called meeting or adjourned meeting of stockholders at which a quorum is presented, is sufficient to transact business.

Dividend rights

The Board of Directors may, from time to time, declare and we may pay dividends on its outstanding shares of Common Stock in cash, property, or its own shares, except when we are insolvent or when the payment thereof would render us insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Company’s governing documents or applicable law. We have never paid, and have no plans to pay, any dividends on its shares of Common Stock.

Preemptive Rights

The stockholders of our company do not have a preemptive right to acquire our unissued shares.

Right to Amend Bylaws

The Bylaws of our company may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the stockholders.  The Board of Directors has the power to make, alter, amend and repeal the Bylaws of our company.  However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any stockholders’ meeting.

Anti-Takeover Provisions

As a Nevada corporation, we are subject to the Nevada Control Share Acquisition Statute (Nevada Revised Statutes Sections 78.378 to 78.3793).  This statute could have the effect of delaying or preventing a change in control of our company under certain circumstances.

Other

As a Nevada corporation, shares of our Common Stock are subject to all applicable provisions of Nevada law.

Resale of Restricted Securities under Rule 144

Rule 144 provides an exemption from registration under the Securities Act for sales by holders of “restricted securities” (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of “control securities” (i.e., securities held by affiliates, regardless of how they acquired them).  The rule contains five general conditions, as summarized below:

35

•	Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.
•	Holding period. If the issuer is, and has been for a period of at least 90 days immediately before the sale, subject to public reporting requirements, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on Rule 144.
•	Volume limitations. In any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class.
•	Manner-of-sale requirements. Resales must be made in unsolicited “brokers’ transactions” or transactions directly with a “market maker” and must comply with other specified requirements.
•	Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds 5,000 shares or $50,000 in aggregate sales price.
•	Non-affiliates. If the issuer is, and has been for a period of at least 90 days immediately before the sale, subject to public reporting requirements, any person who is not an affiliate of the issuer at the time of the sale, and has not been an affiliate during the preceding three months, must only comply with the current public information and holding period requirements. However the current public information requirement does not apply to restricted securities sold for the account of a person who is not an affiliate of the issuer at the time of the sale and has not been an affiliate during the preceding three months, provided a period of one year has elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

Shares Received in Former Shell Company

Under Rule 144, as amended in February 2008, persons receiving shares in a company that is or at any time was a shell company (as defined in the Exchange Act) will not be entitled to sell the shares received pursuant to Rule 144 until such time as information about the former shell company that is equivalent to the information required under Form 10 of the Exchange Act has been on file with the SEC for a period of one year.

CHANGE OF INDEPENDENT REGISTERED ACCOUNTING FIRM

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

EXPERTS

RBSM LLP (“RBSM”), our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. RBSM has presented their report with respect to our audited financial statements. The report of RBSM is included in reliance upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

36

CLEAN WIND ENERGY TOWER, INC.

(a development stage company)

Index to Financial Statements

Page

Condensed Consolidated Balance Sheets: March 31, 2013 (unaudited) and December 31, 2012	F-2

Condensed Consolidated Statements of Operations: For the three months ended March 31, 2013 and 2012 and for the period from July 26, 2010 (date of inception) through March 31, 2013 (unaudited)	F-3

Condensed Consolidated Statement of Stockholders’ Deficit For the three months ended March 31, 2013 (unaudited)	F-4

Condensed Consolidated Statements of Cash Flows: For the three months ended March 31, 2013 and 2012 and for the period from July 26, 2010 (date of inception) through March 31, 2013 (unaudited)	F-5

Notes to Condensed Consolidated Financial Statements: March 31, 2013 (Unaudited)	F-6

Report of Independent Registered Public Accounting Firm	F-16

Consolidated Balance Sheets as of December 31, 2012 and 2011	F-17

Consolidated Statements of Operations for the years ended December 31, 2012 and 2011, and for the period from July 26, 2010 (date of inception) through December 31, 2012	F-18

Consolidated Statements of Changes in Stockholders’ Deficit for the period from July 26, 2010 (date of inception) through December 31, 2012	F-19

Consolidated Statements of Cash Flows for the years ended December 31, 2012 and 2011, and for the period from July 26, 2010 (date of inception) through December 31, 2012	F-22

Notes to Consolidated Financial Statements	F-23

F-1

SOLAR WIND ENERGY TOWER, INC.

(Formerly known as Clean Wind Energy Tower, Inc.)

(a development stage company)

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash	$25,369	$13,761
Total current assets	25,369	13,761

Property and equipment, net	5,644	6,764

Other assets:
Deposits	2,300	2,300

Total assets	$33,313	$22,825

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$205,648	$211,487
Accrued liabilities and expenses	548,875	486,596
Advances from stockholders/officers	170,000	185,000
Note payable	268,270	268,270
Convertible notes payable, net of unamortized debt discount of $209,137 and $123,525, respectively	65,242	68,975
Derivative liabilities	1,928,457	529,785
Total current liabilities	3,186,492	1,750,113

Long term debt:
Convertible notes payable, net of unamortized debt discount of $209,137 and $43,326, respectively	29,863	6,674
Convertible notes payable, related party, net of unamortized debt discount of $229,781 and $262,094, respectively	50,219	17,906
Total long term debt	80,082	24,580

Stockholders' deficit:
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized; none issued and outstanding as of March 31, 2013 and December 31, 2012	–	–
Common stock, par value $0.0001 per share; 500,000,000 shares authorized; 290,758,136 and 279,865,011 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	29,076	27,987
Common stock to be issued	420,000	420,000
Additional paid in capital	4,558,579	4,264,979
Accumulated deficit during development stage	(8,240,916)	(6,464,834)
Total stockholders' deficit	(3,233,261)	(1,751,868)

Total liabilities and stockholders' deficit	$33,313	$22,825

See the accompanying notes to the unaudited condensed consolidated financial statements

F-2

SOLAR WIND ENERGY TOWER, INC.

(Formerly known as Clean Wind Energy Tower, Inc.)

(a development stage company)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

			For the period
			From July 26, 2010
			(date of inception)
	For the three months ended March 31,		through
	2013	2012	March 31, 2013
OPERATING EXPENSES:
Research and development	$13,893	$15,083	$631,218
Selling, general and administrative	395,129	493,270	4,895,177
Depreciation	1,120	1,120	7,797
Total operating expenses	410,142	509,473	5,534,192

Loss from operations	(410,142)	(509,473)	(5,534,192)

Other income (expense):
Interest expense	(255,800)	(302,722)	(984,180)
Loss on modification of debt	–	–	(88,849)
Loss on settlement of debt	–	–	(787,515)
(Loss) gain on change in fair value of derivative liabilities	(1,110,140)	27,908	(846,180)

Loss before provision for income taxes	(1,776,082)	(784,287)	(8,240,916)

Provision for income taxes (benefit)	–	–	–

NET LOSS	$(1,776,082)	$(784,287)	$(8,240,916)

Net loss per common share, basic and fully diluted	$(0.01)	$(0.00)

Weighted average number of common shares outstanding, basic and fully diluted	286,690,839	221,553,845

See the accompanying notes to the unaudited condensed consolidated financial statements

F-3

SOLAR WIND ENERGY TOWER, INC.

(Formerly known as Clean Wind Energy Tower, Inc.)

(a development stage company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the three months ended March 31, 2013

(unaudited)

							Additional	Deficit Accumulated During
	Preferred stock		Common stock		Common to be Issued		Paid In	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance, December 31, 2012	–	$–	279,865,011	$27,987	6,000,000	$420,000	$4,264,979	$(6,464,834)	$(1,751,868)
Shares issued for consulting services rendered	–	–	281,553	28	–	–	5,568	–	5,596
Shares issued in settlement of debt	–	–	10,611,572	1,061	–	–	177,804	–	178,865
Stock based compensation	–	–	–	–	–	–	110,228	–	110,228
Net loss	–	–	–	–	–	–	–	(1,776,082)	(1,776,082)
Balance, March 31, 2013	–	$–	290,758,136	$29,076	6,000,000	$420,000	$4,558,579	$(8,240,916)	$(3,233,261)

See the accompanying notes to the unaudited condensed consolidated financial statements

F-4

SOLAR WIND ENERGY TOWER, INC.

(Formerly known as Clean Wind Energy Tower, Inc.)

(a development stage company)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

			For the period
			From July 26, 2010
			(date of inception)
	For the three months ended March 31,		through
	2013	2012	March 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,776,082)	$(784,287)	$(8,240,916)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,120	1,120	7,797
Amortization of debt discounts	136,560	57,778	444,325
Amortization of financing costs	7,500	41,000	67,000
Non cash interest	94,805	–	394,708
Stock based compensation	115,824	297,928	1,846,204
Loss on settlement of debt	–	–	787,515
Loss on debt modification	–	–	88,849
Gain (loss) from change in fair value of derivative liabilities	1,110,141	(27,908)	846,181
Changes in operating assets and liabilities:
Advances from stockholders/officers	(15,000)	–	–
Accounts payable and accrued expenses	72,740	(38,417)	1,365,616
Net cash used in operating activities	(252,392)	(452,786)	(2,392,721)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash acquired from reverse merger	–	–	223,586
Purchase of property and equipment	–	–	(13,441)
Payment of long term deposit	–	–	(9,330)
Net cash provided by investing activities	–	–	200,815

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of subsidiary's common stock	–	–	75
Proceeds from sale of common stock	–	85,000	1,089,200
Proceeds from exercise of warrants	–	230,000	230,000
Proceeds from issuance of note payable	–	294,000	301,500
Proceeds from issuance of convertible notes payable	264,000	–	706,500
Repayments of convertible notes payable	–	(110,000)	(110,000)
Net cash provided by financing activities	264,000	499,000	2,217,275

Net increase in cash	11,608	46,214	25,369
Cash, beginning of period	13,761	52,332	–

Cash, end of period	$25,369	$98,546	$25,369

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$–	$98,778	$98,778
Income taxes paid	$–	$–	$–

Non cash investing and financing activities:
Accrued warrants to be issued to referring brokers in connection with PPM subscription at $0.10 per share	$–	$–	$29,400
Shares forfeited and cancelled by some Solar Wind Energy's stockholders acquired in connection with the merger upon resignation	$–	$–	$12,060
Notes payable issued in settlement of accounts payable	$–	$–	$268,270
Convertible notes payable issued in settlement of accrued officer salaries	$–	$–	$280,000
Common stock issued in settlement of debt	$178,865	$–	$1,404,035

See the accompanying notes to the unaudited condensed consolidated financial statements

F-5

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying unaudited condensed consolidated financial statements follows.

Business and Basis of Presentation

Solar Wind Energy Tower, Inc. (f/k/a Clean Wind Energy Tower, Inc.) (the “Company,” “we,” “our,” “us”), formerly known as Superior Silver Mines, Inc., was incorporated in the State of Idaho on January 22, 1962 as Superior Mines Company and then changed its name to Superior Silver Mines, Inc.  The Company reincorporated as a Nevada corporation on December 27, 2010.  The Company has been dormant for a number of years, and has no known mineral reserves.

On December 29, 2010, Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.), a Nevada corporation (the “Company” or "Solar Wind"), completed a reverse merger (the “Merger”) with Solar Wind Energy, Inc. (f/k/a Clean Wind Energy, Inc), a corporation formed under the laws of the State of Delaware on July 26, 2010 (“Solar Wind - Subsidiary”).  In connection with the Merger, the Company issued to the stockholders of Solar Wind - Subsidiary in exchange for their Solar Wind - Subsidiary Common Stock, the right to receive an aggregate of 300,000,000 shares of the Company’s Common Stock.  As a result of the reverse merger, Solar Wind - Subsidiary is now a wholly-owned subsidiary of the Company.

For accounting purposes, Solar Wind - Subsidiary was the surviving entity. The transaction was accounted for as a recapitalization of Solar Wind - Subsidiary pursuant to which Solar Wind - Subsidiary was treated as the surviving and continuing entity although the Company is the legal acquirer rather than a reverse acquisition.  Accordingly, the Company’s historical financial statements are those of Solar Wind - Subsidiary immediately following the consummation of the reverse merger. Also, going forward the business operations of Solar Wind - Subsidiary will become the Company’s principal business operations.

The Company plans to design, develop, and construct large downdraft towers that use benevolent, non-toxic natural elements to generate electricity and clean water economically (“Downdraft Towers”) by integrating and synthesizing numerous proven as well as emerging technologies. In addition to constructing Downdraft Towers in the United States and abroad, the Company intends to be prepared to establish partnerships at home and abroad to propagate these systems and meet increasing global demand for clean water and electricity

On January 21, 2011, the Company changed its name to Clean Wind Energy Tower, Inc. and on March 11, 2013, changed its name to Solar Wind Energy Tower Inc.  along with its wholly-owned subsidiary, a corporation formed under the laws of the State of Delaware, which changed its name from Clean Wind Energy, Inc. to Solar Wind Energy, Inc. In addition, effective January 24, 2011, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from SSVM.OB to CWET.OB and on March 11, 2013, in conjunction with our name change, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from CWET.OB to SWET.OB.

F-6

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

Interim Financial Statements

The following (a) condensed consolidated balance sheet as of December 31, 2012, which has been derived from audited financial statements, and (b) the unaudited condensed consolidated interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the instructions to Form 10-Q and Rule 8-03 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2012 are not necessarily indicative of results that may be expected for the year ending December 31, 2013. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on April 1, 2013.

Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has reported net losses of $1,776,082 and $784,287 for the three month periods ended March 31, 2013 and 2012, respectively, accumulated deficit of $8,240,916 and total current liabilities in excess of current assets of $3,161,123 as of March 31, 2013.

The Company is in a development stage and does not have any revenues from operations and will be dependent on funds raise to satisfy its ongoing capital requirements for at least the next 12 months. The Company will require additional financing in order to execute its operating plan and continue as a going concern. The Company cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. The Company may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, the Company may be unable to implement its current plans for expansion or respond to competitive pressures, any of these circumstances would have a material adverse effect on its business, prospects, financial condition and results of operations.

The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

Fair Value of Financial Instruments

Our short-term financial instruments, including cash, other assets and accounts payable and accrued expenses consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, reasonably approximate their book value. The fair value of our notes and advances payable is based on management estimates and reasonably approximates their book value based on their current maturity.

Net Loss per Common Share

The Company computes net loss per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock. Diluted net loss per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. There is no effect on diluted loss per share since the common stock equivalents are anti-dilutive. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes. Fully diluted shares as of March 31, 2013 and 2011 were 352,069,509 and 221,553,845, respectively.

F-7

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

Research and development

In accordance with ASC 730, “Research and Development”, the Company expenses all research and development costs as incurred. The Company had incurred $13,893 and $15,083 for the three months ended March 31, 2013 and 2012, respectively; and $631,218 research and development costs from July 26, 2010 (date of inception) through March 31, 2013. The Company expects the research and development costs to increase in the future as it continues to invest in the infrastructure that is critical to achieve our business goals and objectives.

Stock Based Compensation

The Company account for its stock based awards in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”), which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors, including restricted stock awards. We estimate the fair value of stock using the stock price on date of the approval of the award. The fair value is then expensed over the requisite service periods of the awards, which is generally the performance period and the related amount recognized in our consolidated statements of operations.

Stock-based compensation expense in connection with stock granted to consultants in exchange for services rendered for the three months ended March 31, 2013 and 2012 was $115,824 and $297,928, respectively and $1,846,204 from July 26, 2010 (date of inception) through March 31, 2013.

Derivative financial instruments

Accounting Standards Codification subtopic 815-40, Derivatives and Hedging, Contracts in Entity’s own Equity (“ASC 815-40”) became effective for the Company on October 1, 2009. The Company’s convertible debt has reset provisions to the exercise price if the Company issues equity or a right to receive equity, at a price less than the exercise prices.

Development stage entity

The Company is considered to be a development stage entity, as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. For the period from July 26, 2010 (date of inception) through March 31, 2013, the Company has not generated any revenues to date, has no significant assets and has incurred losses since inception from developing its business and planned operations. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise.

Recently Issued Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

F-8

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

NOTE 2 – ACCRUED LIABILITIES AND EXPENSES

Accrued liabilities and expenses as of March 31, 2013 and December 31, 2012 consist of the following:

	March 31, 2013	December 31, 2012
Accrued payroll	$347,508	$292,365
Accrued payroll taxes payable	18,330	18,330
Accrued stock purchase warrants	29,400	29,400
Accrued lawsuit (Note 10 below)	122,985	122,985
Accrued interest and other	30,652	23,516
Total	$548,875	$486,596

NOTE 3 – ADVANCES FROM SHAREHOLDERS/OFFICERS

Advances from shareholders are comprised of the following:

	March 31, 2013	December 31, 2012
Cash advances	$–	$15,000
Fair value of common stock pledged as collateral by shareholder (see below)	170,000	170,000
Total	$170,000	$185,000

The Company issued a Secured Convertible Promissory Note on February 29, 2012. In connection with the issuance, a shareholder pledged 10,000,000 shares of the Company's common stock. On March 8, 2012, upon notice of default, the escrow agent transferred the pledged common shares to the note holder. The fair value of the common shares pledged was recorded as a related party obligation as of March 31, 2012 with a corresponding reduction in the carrying value of the Note Payable.

NOTE 4 – NOTE PAYABLE

On June 20, 2012, the Company issued three promissory notes payable in aggregate of $268,270 in settlement of outstanding accounts payable. The notes mature earlier of (1) one year from the date of issuance, (2) completion of any major financing event or events in which the Company receives aggregate proceeds of $2,000,000 or more, or (3) any liquidation or reorganization, merger or recapitalization of the Company, bear an interest rate of 8% per annum due at maturity and are unsecured.

F-9

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

NOTE 5 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable are comprised of the following:

	March 31, 2013	December 31, 2012
Convertible note payable, due March 21, 2013, net of unamortized debt discount of $5,091	$–	$12,409
Convertible note payable, due July 11, 2013, net of unamortized debt discount and OID of $7,428 and $26,301, respectively	8,652	23,699
Convertible note payable, due May 6, 2013, net of unamortized debt discount of $15,978	–	19,022
Convertible note payable, due October 3, 2013, net of unamortized debt discount and OID of $15,415 and $18,904, respectively	14,835	6,096
Convertible note payable, due August 13, 2013, net of unamortized debt discount of $15,839 and $26,399, respectively	16,661	6,101
Convertible promissory notes, due December 31, 2014, net of unamortized debt discount of $209,137 and $43,326, respectively	29,863	6,674
Convertible note payable, due September 19, 2013, net of unamortized debt discount of $20,254 and $30,852, respectively	12,246	1,648
Convertible note payable, due January 31, 2014, net of unamortized debt discount and OID of $25,360	4,890	–
Convertible note payable, due October 29, 2013, net of unamortized debt discount of $24,874	7,626	–
Convertible note payable, due March 27, 2014, net of unamortized debt discount and OID of $29,918	332
Total	95,105	75,649
Less short term portion	(65,242)	(68,975)
Long term portion	$29,863	$6,674

On January 25, 2013, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note"). The financing closed on January 25, 2013. The total net proceeds the Company received from this Offering was $30,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on October 29, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.

In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 121 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

On July 25, 2012, the Company issued a Convertible Promissory Note to JMJ Financial (“JMJ”) providing JMJ with the ability to invest up to $275,000 which contains a 10% original issue discount (the “JMJ Note”). The transaction closed on July 25, 2012.

F-10

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

On January 31, 2013, the Company issued a $25,000 Convertible Promissory Note (the “Note”) to JMJ Financial (“JMJ”) under the July 25, 2012 described transaction. The total proceeds the Company received from this offering was $22,500.

On March 27, 2013, the Company issued a $25,000 Convertible Promissory Note (the “Note”) to JMJ Financial (“JMJ”) under the July 25, 2012 described transaction. The total proceeds the Company received from this offering was $22,500.

The maturity dates are one year from the effective date of each payment by JMJ to the Company (the “Maturity Date”). The conversion price (the “Conversion Price”) for each portion of consideration paid by JMJ to the Company is lesser of: (1) the closing price of the Company’s stock on the day the portion of consideration is paid to the Company, or (2) 70% of the lowest trade price in the 25 trading days previous to the conversion.

The JMJ Notes bear interest at 0% for the first 60 days and a one-time interest charge of 10% will be applied to the Principal Sum thereafter.

At any time after the Effective Date, the Company will have the option, upon 20 days business notice to JMJ, to prepay the entire remaining outstanding principal amount of the Note in cash, provided that (i) the Company will pay JMJ 150% of the principal amount outstanding in repayment, (ii) such amount must be paid in cash on the next business day following the 20 day business day notice period, and (iii) JMJ may still convert the Note pursuant to the terms herein during the 20 day business period until such repayment amount has been received in full.

During the month of January 2013, the Company issued an aggregate of seven convertible promissory notes to investors in the aggregate principal amount of $189,000. The total net proceeds the Company received from this Offering was $189,000.

The convertible promissory notes bear interest at the rate of 8% per annum. All interest and principal must be repaid on December 31, 2014. The Note is convertible into common stock, at holders’ option, at a conversion rate of $0.015 per common share.

The Company has identified the embedded derivatives related to the above described Notes. These embedded derivatives included certain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

At the inception of the 2013 Notes, the Company determined the aggregate fair value of $366,676 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 199.53% to 203.63%, (3) weighted average risk-free interest rate of 0.14 % to 0.28%, (4) expected life of 0.76 to 1.95 years, and (5) estimated fair value of the Company’s common stock of $0.019 to $0.0251 per share.

The determined fair value of the debt derivatives of $366,676 was charged as a debt discount up to the net proceeds of the note with the remainder $94,805 charged to current period operations as non-cash interest expense.

F-11

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

At March 31, 2013, the Company marked to market the fair value of the debt derivatives and determined a fair value of $1,928,457. The Company recorded a loss from change in fair value of debt derivatives of $1,110,141 for the three months ended March 31, 2013. The fair value of the embedded derivatives was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 201.81%, (3) weighted average risk-free interest rate of 0.11% to 0.25%, (4) expected life of 0.28 to 1.75 years, and (5) estimated fair value of the Company’s common stock of $0.034 per share.

The charge of the amortization of debt discounts and costs for the three months ended March 31, 2013 and 2012 was $104,247 and $57,778, respectively, which was accounted for as interest expense. Also, the Company has accrued interest expense of $8,071 as of March 31, 2013.

During the three months ended March 31, 2013, the Company issued an aggregate of 10,611,572 shares of its common stock in settlement of the convertible note payable and related interest.

NOTE 6 – CONVERTIBLE NOTES PAYABLE, RELATED PARTY

During 2012, the Company issued an aggregate of $280,000 convertible promissory notes to officers and key employees in settlement of accrued salaries.

The convertible promissory notes bear interest at the rate of 8% per annum. All interest and principal must be repaid on December 31, 2014. The convertible promissory notes are convertible into common stock, at the holders’ option at $0.15 per common share.

Due to the nature of the notes described in Note 6 above, the Company has identified the embedded derivatives related to the above described Notes. These embedded derivatives included certain conversion features and the uncertainty of sufficient authorized shares to meet possible conversion demands. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the notes and to fair value as of each subsequent reporting date.

The fair value of the embedded derivatives was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 200.41% to 200.80%, (3) weighted average risk-free interest rate of 0.25%, (4) expected life of 2.0 years, and (5) estimated fair value of the Company’s common stock of $0.165 to $0.167 per share.

The determined fair value of the debt derivatives of $262,285 was charged as a debt discount up to the net proceeds of the note.

At March 31, 2013, the Company marked to market the fair value of the debt derivatives and determined a fair value of $560,670. The Company recorded a loss from change in fair value of debt derivatives of $296,614 for the three months ended March 31, 2013. The fair value of the embedded derivatives was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 201.81%, (3) weighted average risk-free interest rate of 0.25%, (4) expected life of 1.75 years, and (5) estimated fair value of the Company’s common stock of $0.034 per share.

The charge of the amortization of debt discounts and costs for the three months ended March 31, 2013 was $32,313, which was accounted for as interest expense. Also, the Company has accrued interest expense of $2,992 as of March 31, 2013.

F-12

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

NOTE 7 – DERIVATIVE LIABILITIES

As described in Notes 6 and 7 above, the Company issued convertible notes that contain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date and to fair value as of each subsequent reporting date. Refer to Notes 6 and 7 for assumptions used to determine fair values.

NOTE 8 – STOCKHOLDERS' EQUITY

Preferred stock

The Company has authorized 10,000,000 shares of preferred stock, with a par value of $0.0001 per share. As of March 31, 2013 and December 31, 2012, the Company did not have any preferred stock issued and outstanding.

Common stock

The Company has authorized 500,000,000 shares of common stock, with a par value of $0.0001 per share. As of March 31, 2013 and December 31, 2012, the Company has 290,758,136 and 279,865,011, respectively, shares of common stock issued and outstanding.

During the three months ended March 31, 2013, the Company issued an aggregate of 281,553 shares of common stock for services rendered of $5,596.

In 2012, the Company issued an aggregate of 21,500,000 shares of common stock for future services of $1,745,690. The Company accretes the fair value of the shares issued as stock based compensation during the requisite service period to operations. During the three months ended March 31, 2013, the Company recorded $110,228 as stock based compensation.

NOTE 9 – CONTINGENCIES

Litigation

Hanover Holdings I, LLC vs Solar Wind Energy Tower Inc.(f/k/a Clean Wind Energy Tower, Inc.)

On December 27, 2012, we were served with a Complaint in the matter of Hanover Holdings I, LLC filed with the Supreme Court of the State of New York, stipulating that Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.) has yet to pay the remaining outstanding balance, related interest and penalties, as described in a convertible promissory note issued by Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.) to the benefit of Hanover Holdings I, LLC on February 29, 2012 and has failed to honor a notice of conversion issued by Hanover Holdings I, LLC on or about September 7, 2012. Total claim amount is for $122,985. The Company does not believe any additional payments are due to Hanover Holdings I, LLC and will vigorously defend its position.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not party to any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

F-13

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

NOTE 10 – FAIR VALUE MEASUREMENTS

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
•	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or
•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

Items recorded or measured at fair value on a recurring basis in the accompanying unaudited condensed consolidated financial statements consisted of the following items as of March 31, 2013:

	Level 1	Level 2	Level 3	Total
Long-term investments	$–	$–	$–	$–
Total	$–	$–	$–	$–

Derivative liabilities	$–	$–	$1,928,457	$1,928,457
Total	$–	$–	$1,928,457	$1,928,457

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities (derivative liability) for the three months ended March 31, 2013.

Three months ended March 31, 2013:

Derivative Liability
Balance, December 31, 2012	$529,785

Transfers in (out) at mark-market value on date of payoff or conversion	(78,144)

Transfers in upon initial fair value of derivative liability	366,676

Loss from change in fair value of derivative liability	1,110,140

Balance, March 31, 2013	$1,928,457

Total loss for the period included in earnings relating to the liabilities held at March 31, 2013	$(1,110,140)

Level 3 Liabilities were comprised of our bifurcated convertible debt features on our convertible notes.

F-14

SOLAR WIND ENERGY TOWER, INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2013

(unaudited)

NOTE 11 – SUBSEQUENT EVENTS

Subsequent issuances of common stock

In April 2013, the Company issued an aggregate of 4,424,623 shares of common stock for services rendered of $107,231.

In April 2013, the Company issued 1,821,429 shares of common stock in settlement of $12,750 outstanding notes payable.

In May 2013, the Company issued 83,590 shares of common stock for payment for services rendered of $1,898.

Subsequent financing

On March 25, 2013, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note"). The financing closed on April 1, 2013. The total net proceeds the Company received from this Offering was $30,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on December 27, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 121 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

F-15

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

Solar Wind Energy Tower, Inc.

We have audited the accompanying consolidated balance sheets of Solar Wind Energy Tower, Inc. (the “Company”), a development stage company as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2012 and for the period from July 26, 2010 (date of inception) through December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to the above present fairly, in all material respects, the financial position of Solar Wind Energy Tower, Inc. as of December 31, 2012 and 2011, and the consolidated results of operations, and cash flows for each of the two years in the period ended December 31, 2012 and for the period from July 26, 2010 (date of inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying consolidated financial statements, the Company is a development stage company and is incapable of generating sufficient cash flow to sustain its operations without securing additional financing, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York

April 1, 2013

F-16

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
Current assets:
Cash	$13,761	$52,332
Total current assets	13,761	52,332

Property and equipment, net	6,764	11,244

Other assets:
Deposits	2,300	9,330

Total assets	$22,825	$72,906

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$211,487	$478,355
Accrued liabilities and expenses	486,596	627,650
Advances from stockholders/officers	185,000	5,000
Note payable	268,270	–
Convertible notes payable, net of unamortized debt discount of $123,525 and $57,778, respectively	68,975	52,222
Derivative liabilities	529,785	237,395
Total current liabilities	1,750,113	1,400,622

Long term debt:
Convertible notes payable, net of unamortized debt discount of $43,326	6,674	–
Convertible notes payable, related party, net of unamortized debt discount of $262,094	17,906	–
Total long term debt	24,580	–

Commitments and contingencies	–	–

Stockholders' deficit:
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2012 and 2011	–	–
Common stock, par value $0.0001 per share; 500,000,000 shares authorized; 279,865,011 and 210,850,519 shares issued and outstanding as of December 31, 2012 and 2011, respectively	27,987	21,085
Common stock to be issued	420,000	480,000
Additional paid in capital	4,264,979	1,270,835
Accumulated deficit during development stage	(6,464,834)	(3,099,636)
Total stockholders' deficit	(1,751,868)	(1,327,716)

Total liabilities and stockholders' deficit	$22,825	$72,906

See the accompanying notes to the consolidated financial statements

F-17

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

			For the period
			From July 26, 2010
			(date of inception)
	For the years ended December 31,		Through
	2012	2011	December 31, 2012
OPERATING EXPENSES:
Research and development	180,916	362,850	617,325
Selling, general and administrative	2,021,555	1,713,895	4,500,048
Depreciation	4,480	2,197	6,677
Total operating expenses	2,206,951	2,078,942	5,124,050

Loss from operations	(2,206,951)	(2,078,942)	(5,124,050)

Other income (expense):
Interest expense	(545,451)	(182,929)	(728,380)
Loss on modification of debt	–	(88,849)	(88,849)
Loss on settlement of debt	(787,515)	–	(787,515)
Gain on change in fair value of derivative liabilities	174,719	89,241	263,960

Loss before provision for income taxes	(3,365,198)	(2,261,479)	(6,464,834)

Provision for income taxes (benefit)	–	–	–

NET LOSS	$(3,365,198)	$(2,261,479)	$(6,464,834)

Net loss per common share, basic and fully diluted	$(0.01)	$(0.01)

Weighted average number of common shares outstanding, basic and fully diluted	244,446,234	226,844,313

See the accompanying notes to the consolidated financial statements

F-18

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Period From July 26, 2010 (date of inception) Through December 31, 2012

	Preferred stock		Common stock		Common to be Issued		Additional Paid In	Deficit Accumulated During Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balance, date of inception (July 26, 2010) adjusted for recapitalization	–	$–	20,955,199	$2,096	–	$–	$191,565	$–	$193,661
Recapitalization and direct costs resulting in reverse merger:
Shares to be issued to Solar Wind Energy's stockholders	–	–	–	–	300,000,000	30,000	–	–	30,000
Shares to be issued for consulting services rendered in connection with reverse merger	–	–	–	–	6,100,000	427,000	–	–	427,000
Net loss	–	–	–	–	–	–	–	(838,157)	(838,157)
Balance, December 31, 2010	–	–	20,955,199	2,096	306,100,000	457,000	191,565	(838,157)	(187,496)
Recapitalization and direct costs resulting in reverse merger:
Shares issued to Solar Wind Energy's stockholders	–	–	300,000,000	30,000	(300,000,000)	(30,000)	–	–	–
Shares issued for consulting services rendered in connection with reverse merger	–	–	100,000	10	(100,000)	(7,000)	6,990	–	–
Shares issued for consulting services rendered at $0.20 per share	–	–	100,000	10	–	–	19,990	–	20,000
Shares to be issued in connection with PPM Subscription at $0.10 per share	–	–	–	–	1,200,000	120,000	–	–	120,000
Shares issued in connection with PPM Subscription at $0.10 per share	–	–	1,200,000	120	(1,200,000)	(120,000)	119,880	–	–
Shares issued in connection with PPM Subscription at $0.10 per share	–	–	7,290,000	729	–	–	728,271	–	729,000
Accrued warrants to be issued referring brokers in connection with PPM Subscription at $0.10 per share	–	–	–	–	–	–	(29,400)	–	(29,400)
Subtotal	–	$–	329,645,199	$32,965	6,000,000	$420,000	$1,037,296	$(838,157)	$652,104

F-19

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Period From July 26, 2010 (date of inception) Through December 31, 2012

	Preferred stock		Common stock		Common to be Issued		Additional Paid In	Deficit Accumulated During Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balance forward	–	$–	329,645,199	$32,965	6,000,000	$420,000	$1,037,296	$(838,157)	$652,104
Shares issued for consulting services rendered at $0.27 per share	–	–	24,422	2	–	–	6,591	–	6,593
Broker's finder’s fees paid in connection with PPM Subscription	–	–	–	–	–	–	(9,800)	–	(9,800)
Shares issued for consulting services rendered at $0.20 per share	–	–	13,787	1	–	–	2,756	–	2,757
Shares to be issued in connection with PPM Subscription at $0.10 per share	–	–	1,050,000	105	600,000	60,000	104,895	–	165,000
Shares issued for consulting services rendered at $0.12 per share	–	–	150,000	15	–	–	17,985	–	18,000
Shares issued for consulting services rendered at $0.12 per share	–	–	50,000	5	–	–	5,995	–	6,000
Shares forfeited and cancelled by some Solar Wind Energy's stockholders acquired in connection with the merger upon resignation	–	–	(120,600,000)	(12,060)	–	–	12,060	–	–
Shares issued for consulting services rendered at $0.18 per share	–	–	517,111	52	–	–	93,057	–	93,109
Net loss	–	–	–	–	–	–	–	(2,261,479)	(2,261,479)
Balance, December 31, 2011	–	$–	210,850,519	$21,085	6,600,000	$480,000	$1,270,835	$(3,099,636)	$(1,327,716)

F-20

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

For the Period From July 26, 2010 (date of inception) Through December 31, 2012

	Preferred stock		Common stock		Common to be Issued		Additional Paid In	Deficit Accumulated During Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balance, December 31, 2011	–	$–	210,850,519	$21,085	6,600,000	$480,000	$1,270,835	$(3,099,636)	$(1,327,716)
Shares issued in connection with PPM Subscription at $0.10 per share	–	–	600,000	60	(600,000)	(60,000)	59,940	–	–
Shares issued for accrued expenses at $0.13 per share	–	–	261,556	26	–	–	34,441	–	34,467
Shares issued for future services	–	–	21,500,000	2,150	–	–	(2,150)		–
Shares issued for consulting services rendered	–	–	7,751,176	776	–	–	289,872	–	290,648
Sale of common stock at $0.10 per share	–	–	850,000	85	–	–	84,915		85,000
Shares issued in connection with the exercise of warrants at $0.10 per share	–	–	2,300,000	230	–	–	229,770	–	230,000
Shares issued in settlement of debt	–	–	35,751,760	3,575	–	–	1,221,595	–	1,225,170
Beneficial conversion feature reclassified to equity upon repayment of convertible notes	–	–	–	–	–	–	209,487	–	209,487
Stock based compensation	–	–	–	–	–	–	866,274	–	866,274
Net loss	–	–	–	–	–	–	–	(3,365,198)	(3,365,198)
Balance, December 31, 2012	–	$–	279,865,011	$27,987	6,000,000	$420,000	$4,264,979	$(6,464,834)	$(1,751,868)

See the accompanying notes to the consolidated financial statements

F-21

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			For the period
			From July 26, 2010
			(date of inception)
	For the year ended December 31,		through
	2012	2011	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,365,198)	$(2,261,479)	$(6,464,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,480	2,197	6,677
Amortization of debt discounts	255,543	52,222	307,765
Amortization of financing costs	59,500	–	59,500
Non cash interest	172,116	127,787	299,903
Stock based compensation	1,156,921	146,459	1,730,380
Loss on settlement of debt	787,515	–	787,515
Loss on debt modification	–	88,849	88,849
Gain from change in fair value of derivative liabilities	(174,719)	(89,241)	(263,960)
Changes in operating assets and liabilities:
Prepaid expenses	–	29,697	–
Advances from stockholders/officers	10,000	(42,000)	15,000
Accounts payable and accrued expenses	216,271	701,898	1,292,876
Net cash used in operating activates	(877,571)	(1,243,611)	(2,140,329)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash acquired from reverse merger	–	–	223,586
Purchase of property and equipment	–	(13,441)	(13,441)
Payment of long term deposit	–	–	(9,330)
Net cash (used in) provided by investing activities	–	(13,441)	200,815

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of subsidiary's common stock	–	–	75
Proceeds from sale of common stock	85,000	1,004,200	1,089,200
Proceeds from exercise of warrants	230,000	–	230,000
Proceeds from issuance of note payable	301,500	–	301,500
Proceeds from issuance of convertible notes payable	332,500	110,000	442,500
Repayments of convertible notes payable	(110,000)	–	(110,000)
Net cash provided by financing activities	839,000	1,114,200	1,953,275

Net increase (decrease) in cash	(38,571)	(142,852)	13,761
Cash, beginning of period	52,332	195,184	–

Cash, end of period	$13,761	$52,332	$13,761

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$98,778	$–	$98,778
Income taxes paid	$–	$–	$–

Non cash investing and financing activities:
Accrued warrants to be issued referring brokers in connection with PPM subscription at $0.10 per share	$–	$–	$29,400
Shares forfeited and cancelled by some Solar Wind Energy's stockholders acquired in connection with the merger upon resignation	$–	$–	$12,060
Notes payable issued in settlement of accounts payable	$268,270	$–	$268,270
Convertible notes payable issued in settlement of accrued officer salaries	$280,000	$–	$280,000
Common stock issued in settlement of debt	$1,225,170	$–	$1,225,170

See the accompanying notes to the consolidated financial statements

F-22

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 1 – NATURE OF OPERATIONS

Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.) (the “Company”, “we”, “us”, “our”) (formerly known as Superior Silver Mines, Inc.) was incorporated in the State of Idaho on January 22, 1962 as Superior Mines Company and then changed its name to Superior Silver Mines, Inc. The Company reincorporated as a Nevada corporation on December 27, 2010. The Company has been dormant for a number of years, and has no known mineral reserves.

On December 29, 2010, Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.), a Nevada corporation (the “Company” or "Solar Wind"), completed a reverse merger (the “Merger”) with Solar Wind Energy, Inc. (f/k/a Clean Wind Energy, Inc), a corporation formed under the laws of the State of Delaware on July 26, 2010 (“Solar Wind - Subsidiary”).  In connection with the Merger, the Company issued to the stockholders of Solar Wind - Subsidiary in exchange for their Solar Wind - Subsidiary Common Stock, the right to receive an aggregate of 300,000,000 shares of the Company’s Common Stock.  As a result of the reverse merger, Solar Wind - Subsidiary is now a wholly-owned subsidiary of the Company.

For accounting purposes, Solar Wind - Subsidiary was the surviving entity. The transaction was accounted for as a recapitalization of Solar Wind - Subsidiary pursuant to which Solar Wind - Subsidiary was treated as the surviving and continuing entity although the Company is the legal acquirer rather than a reverse acquisition.  Accordingly, the Company’s historical financial statements are those of Solar Wind - Subsidiary immediately following the consummation of the reverse merger. Also, going forward the business operations of Solar Wind - Subsidiary will become the Company’s principal business operations.

On January 21, 2011, the Company changed its name to Clean Wind Energy Tower, Inc. and on March 11, 2013, changed its name to Solar Wind Energy Tower Inc.  along with its wholly-owned subsidiary, a corporation formed under the laws of the State of Delaware, which changed its name from Clean Wind Energy, Inc. to Solar Wind Energy, Inc. In addition, effective January 24, 2011, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from SSVM.OB to CWET.OB and on March 11, 2013, in conjunction with our name change, the Company’s quotation symbol on the Over-the-Counter Bulletin Board was changed from CWET.OB to SWET.OB.

Until the consummation of the Merger, the Company’s purpose was to seek, investigate and, if such investigation warranted, acquire an interest in business opportunities presented to it by persons or firms who, or which, desire to seek the perceived advantages of a publicly registered corporation. Because the Company had no operations and only nominal assets until the Merger, it was considered a shell company under rules promulgated by the U.S. Securities and Exchange Commission.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

Our short-term financial instruments, including cash, other assets and accounts payable and accrued expenses consist primarily of instruments without extended maturities, the fair value of which, based on management’s estimates, reasonably approximate their book value. The fair value of our notes and advances payable is based on management estimates and reasonably approximates their book value based on their current maturity.

F-23

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Long-Lived Assets

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with ASC 360-10 (formerly Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets). Recoverability is measured by comparison of the carrying amount to the future net cash flows which the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the projected discounted future cash flows arising from the asset using a discount rate determined by management to be commensurate with the risk inherent to our current business model.

Net Loss per Common Share

The Company computes net loss per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Basic net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of common stock. Diluted net loss per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. There is no effect on diluted loss per share since the common stock equivalents are anti-dilutive. Dilutive common stock equivalents consist of shares issuable upon conversion of convertible notes and the exercise of the Company's stock options and warrants. Fully diluted shares as of December 31, 2012 and 2011 were 286,418,391 and 228,671,064, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company has generated no revenues to date. It is the Company’s policy that revenue from product sales or services will be recognized in accordance with ASC 605 “Revenue Recognition”. Four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product was not delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Stock Based Compensation

The Company account for its stock based awards in accordance with Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”), which requires a fair value measurement and recognition of compensation expense for all share-based payment awards made to our employees and directors, including restricted stock awards. We estimate the fair value of stock using the stock price on date of the approval of the award. The fair value is then expensed over the requisite service periods of the awards, which is generally the performance period and the related amount recognized in our consolidated statements of operations.

Stock-based compensation expense in connection with stock granted to consultants in exchange for services rendered for the years ended December 31, 2012 and 2011 was $1,156,921 and $146,459, respectively.

F-24

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Income Taxes

The Company utilizes ASC 740 “Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes primarily relate to the recognition of debt costs and stock based compensation expense. The adoption of ASC 740-10 did not have a material impact on the Company's results of operations or financial condition.

Research and development

In accordance with ASC 730, “Research and Development”, the Company expenses all research and development costs as incurred. The Company had incurred $180,916, $362,850 and $617,325 research and development costs for the years ended December 31, 2012, 2011 and for the period from July 26, 2010 (date of inception) through December 31, 2012, respectively. The company expects the research and development costs to increase in the future as it continues to invest in the infrastructure that is critical to achieve our business goals and objectives.

Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred. Maintenance and repairs are expensed as incurred.

Cash and cash equivalents

For purposes of the statement of cash flows, cash and cash equivalents includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid debt instruments with maturities of three months or less when purchased to be cash and cash equivalents.

Derivative financial instruments

Accounting Standards Codification subtopic 815-40, Derivatives and Hedging, Contracts in Entity’s own Equity (“ASC 815-40”) became effective for the Company on October 1, 2009. The Company’s convertible debt has reset provisions to the exercise price if the Company issues equity or a right to receive equity, at a price less than the exercise prices.

Development stage entity

The Company is considered to be a development stage entity, as defined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 915. For the period from July 26, 2010 (date of inception) through December 31, 2012, the Company has not generated any revenues to date, has no significant assets and has incurred losses since inception from developing its business and planned operations. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise.

F-25

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Reclassification

Certain reclassifications have been made to conform with the prior period’s data to the current presentation. These reclassifications had no effect on reported net loss.

Recently Issued Accounting Pronouncements

There are various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN MATTERS

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported a net loss of $(3,365,198) for the year ended December 31, 2012, accumulated deficit of $(6,464,834) and total current liabilities in excess of current assets of $(1,736,352) as of December 31, 2012.

The Company’s ability to continue existence is dependent upon commencing its planned operations, management’s ability to develop and achieve profitable operations and/or upon obtaining additional financing to carry out its planned business. The Company intends to fund its business development, acquisition endeavors and operations through equity and debt financing arrangements. During the year ended December 31, 2012, certain shareholders of the Company have committed to meeting operating expenses. However, there can be no assurance that these arrangements will be sufficient to fund its ongoing capital expenditures, working capital, and other cash requirements. The outcome of these matters cannot be predicted at this time. There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all. In the event we are unable to continue as a going concern, we may elect or be required to seek protection from our creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 4 – ACCRUED LIABILITIES AND EXPENSES

Accrued liabilities and expenses as of December 31, 2012 and 2011 consist of the following:

	2012	2011
Accrued payroll	$292,365	$472,221
Accrued payroll taxes payable	18,330	18,330
Accrued stock purchase warrants	29,400	29,400
Accrued lawsuit (Note 6 below)	122,985	–
Accrued interest and other	23,516	107,699
Total	$486,596	$627,650

F-26

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 5 – ADVANCES FROM SHAREHOLDERS/OFFICERS

Advances from shareholders are comprised of the following:

	2012	2011
Cash advances	$15,000	$5,000
Fair value of common stock pledged as collateral by shareholder (see below)	170,000	–
Total	$185,000	$5,000

As described below, the Company issued a Secured Convertible Promissory Note on February 29, 2012. In connection with the issuance, a shareholder pledged 10,000,000 shares of the Company's common stock. On March 8, 2012, upon notice of default, the escrow agent transferred the pledged common shares to the note holder. The fair value of the common shares pledged was recorded as a related party obligation as of March 31, 2012 with a corresponding reduction in the carrying value of the Note Payable (see Note 6).

NOTE 6 – NOTE PAYABLE

On February 29, 2012, the Company entered into a Note Purchase Agreement and a Pledge and Security Agreement with Hanover Holdings I, LLC ("Hanover"), providing for the sale of an Original Issue Discount Secured Convertible Promissory Note in the principal amount of $335,000 (the "Note"). The financing closed on March 2, 2012. The Note contained an original issue discount of 10% representing $33,500.

The Note bears interest at the rate of 15% per annum. Subject to the prepayment provisions in the Note, the principal plus interest amount of the Note is to be repaid subject to an amortization schedule which provides that the Company pay (i) $47,562.50 thirty days from the date of the Note, (ii) $62,562.50 sixty days from the date of the Note, (iii) $112,562.50 ninety days from the date of the Note and (iv) $162,562.50 one hundred twenty days from the date of the Note. The Company may prepay the Note in full at the Company’s sole option and discretion by providing to Hanover three prior trading days’ written notice, in full. The Company is required to pay off all principal, interest and any other amounts owing prior to any such prepayment. In order to facilitate the closing of this financing, a shareholder pledged 10,000,000 shares to Hanover.

On March 8, 2012, the Company received a notice of default, sighting Section 5(a) (ii) requiring the Company's common stock trading price not to fall below the volume-weighted average price of $0.08 per share for any given trading day. As such, the escrow agent transferred the 10,000,000 shares of the Company's common stock to the note holder. Should the proceeds arising from the sale of the Company's common stock not satisfy the total due under the agreement, the note holder has further recourse including the right to convert balances owed under the Note into restricted shares of common stock, at Hanover’s option, at a conversion price equal to 45% of the lowest trading price for the common stock at any time during the prior 10 trading days immediately preceding the date of the notice of such conversion.

On December 27, 2012, the Company was served with a Complaint in the matter of Hanover Holdings I, LLC filed with the Supreme Court of the State of New York, stipulating that Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.) has yet to pay the remaining outstanding balance, related interest and penalties, as described the convertible promissory note and has failed to honor a notice of conversion issued by the note holder on or about September 7, 2012. Total claim amount is for $122,985.14. The Company does not believe any additional payments are due Hanover Holdings I, LLC and will vigorously defend its position. Upon receiving the Complaint, the Company reclassified the demanded amount of $122,985 to accrued expenses and recognized a gain on settlement of debt of $42,015.

 The original issue discount of $33,500 was charged as interest during the year ended December 31, 2012.

F-27

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

On June 20, 2012, the Company issued three promissory notes payable in aggregate of $268,270 in settlement of outstanding accounts payable. The notes mature earlier of (1) one year from the date of issuance, (2) completion of any major financing event or events in which the Company receives aggregate proceeds of $2,000,000 or more, or (3) any liquidation or reorganization, merger or recapitalization of the Company, bear an interest rate of 8% per annum due at maturity and are unsecured.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable are comprised of the following:

	2012	2011
Convertible note payable, due April 30, 2012; net of unamortized debt discount of $19,333	$–	$25,667
Convertible note payable, due April 30, 2012; net of unamortized debt discount of $16,183	–	16,317
Convertible note payable, due July 5, 2012, net of unamortized debt discount of $22,262	–	10,238
Convertible note payable, due March 21, 2013, net of unamortized debt discount of $5,091	12,409	–
Convertible note payable, due July 11, 2013, net of unamortized debt discount of $26,301	23,699	–
Convertible note payable, due May 6, 2013, net of unamortized debt discount of $15,978	19,022	–
Convertible note payable, due October 3, 2013, net of unamortized debt discount of $18,904	6,096	–
Convertible note payable, due August 13, 2013, net of unamortized debt discount of $26,399	6,101
Convertible promissory notes, due December 31, 2014, net of unamortized debt discount of $43,326	6,674
Convertible promissory note, due September 19, 2013, net of unamortized debt discount of $30,852	1,648
Total	75,649	52,222
Less short term portion	(68,975)	(52,222)
Long term portion	$6,674	$–

On July 27, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $45,000 (the "Note"). The financing closed on August 8, 2011. The total net proceeds the Company received from this Offering on August 8, 2011 was $42,500.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on April 30, 2012. The Note is convertible into common stock, at Asher’s option, at a 42% discount (subsequently modified to 69% discount) to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 135% if prepaid during the period commencing on the closing date through 90 days thereafter, (ii) 135% if prepaid 91 days following the closing through 120 days following the closing, (iii) 140% if prepaid 121 days following the closing through 151 days following the closing and (iv) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment. In connection to the debt modification, the Company recorded a loss on debt modification of $88,849 during the year ended December 31, 2011.

F-28

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

During the year ended December 31, 2012, the Company paid off the above described Note in full by cash.

On August 31, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note"). The financing closed on August 31, 2011. The total net proceeds the Company received from this Offering was $30,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on April 30, 2012. The Note is convertible into common stock, at Asher’s option, at a 52% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 135% if prepaid during the period commencing on the closing date through 90 days thereafter, (ii) 140% if prepaid 91 days following the closing through 120 days following the closing, (iii) 145% if prepaid 121 days following the closing through 150 days following the closing and (iv) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

During the year ended December 31, 2012, the Company paid off the above described Note in full by cash.

On October 6, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note"). The total net proceeds the Company received from this Offering was $30,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on July 5, 2012. The Note is convertible into common stock, at Asher’s option, at a 69% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 135% if prepaid during the period commencing on the closing date through 90 days thereafter, (ii) 140% if prepaid 91 days following the closing through 120 days following the closing, (iii) 145% if prepaid 121 days following the closing through 150 days following the closing and (iv) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

Asher has agreed to restrict its ability to convert the Notes and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

During the year ended December 31, 2012, the Company paid off the above described Note in full by cash.

On April 10, 2012, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $68,500 (the "Note"). The financing closed on April 18, 2012. The total net proceeds the Company received from this Offering was $65,500.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on January 12, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.

F-29

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 121 days following the closing through 180 days following the closing.. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

During the year ended December 31, 2012, the Company issued an aggregate of 6,077,938 shares of its common stock in settlement of the convertible note payable and related interest.

On May 3, 2012, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $42,500 (the "Note"). The financing closed on May 15, 2012. The total net proceeds the Company received from this Offering was $40,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on February 7, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 121 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

During the year ended December 31, 2012, the Company issued an aggregate of 5,525,470 shares of its common stock in settlement of the convertible note payable and related interest.

On June 19, 2012, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note"). The financing closed on June 27, 2012. The total net proceeds the Company received from this Offering was $30,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on March 21, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 121 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

During the year ended December 31, 2012, the Company issued an aggregate of 1,648,352 shares of its common stock in settlement of $15,000 of the outstanding convertible note payable. The remaining outstanding convertible note payable amounted to $17,500 at December 31, 2012.

F-30

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

On July 25, 2012, the Company issued a Convertible Promissory Note (the “Note”) to JMJ Financial (“JMJ”) providing JMJ with the ability to invest up to $275,000 which contains a 10% original issue discount (the “JMJ Note”). The transaction closed on July 25, 2012. JMJ provided $50,000 to the Company on the Effective Date. The net proceeds the Company received from this offering was $45,000.

The maturity date is one year from the effective date of each payment by JMJ to the Company (the “Maturity Date”). The conversion price (the “Conversion Price”) for each portion of consideration paid by JMJ to the Company is lesser of: (1) the closing price of the Company’s stock on the day the portion of consideration is paid to the Company, or (2) 70% of the lowest trade price in the 25 trading days previous to the conversion.

The JMJ Note bears interest at 0% for the first 60 days and a one-time interest charge of 10% will be applied to the Principal Sum thereafter.

At any time after the Effective Date, the Company will have the option, upon 20 days business notice to JMJ, to prepay the entire remaining outstanding principal amount of the Note in cash, provided that (i) the Company will pay JMJ 150% of the principal amount outstanding in repayment, (ii) such amount must be paid in cash on the next business day following the 20 day business day notice period, and (iii) JMJ may still convert the Note pursuant to the terms herein during the 20 day business period until such repayment amount has been received in full.

On August 3, 2012, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $35,000 (the "Note"). The financing closed on August 3, 2012. The total net proceeds the Company received from this Offering was $30,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on May 6, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

On October 3, 2012, the Company issued a $25,000 Convertible Promissory Note (the “Note”) to JMJ Financial (“JMJ”) under the July 25, 2012 described transaction. The total proceeds the Company received from this offering was $22,500.

The maturity date is one year from the effective date of each payment by JMJ to the Company (the “Maturity Date”). The conversion price (the “Conversion Price”) for each portion of consideration paid by JMJ to the Company is lesser of: (1) the closing price of the Company’s stock on the day the portion of consideration is paid to the Company, or (2) 70% of the lowest trade price in the 25 trading days previous to the conversion.

The JMJ Note bears interest at 0% for the first 60 days and a one-time interest charge of 10% will be applied to the Principal Sum thereafter.

At any time after the Effective Date, the Company will have the option, upon 20 days business notice to JMJ, to prepay the entire remaining outstanding principal amount of the Note in cash, provided that (i) the Company will pay JMJ 150% of the principal amount outstanding in repayment, (ii) such amount must be paid in cash on the next business day following the 20 day business day notice period, and (iii) JMJ may still convert the Note pursuant to the terms herein during the 20 day business period until such repayment amount has been received in full.

F-31

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

On November 9, 2012, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note"). The financing closed on November 9, 2012. The total net proceeds the Company received from this Offering was $30,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on August 13, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

During the month of November 2012, the Company issued an aggregate of seven convertible promissory notes to investors in the aggregate principal amount of $50,000. The total net proceeds the Company received from this Offering was $50,000.

The convertible promissory notes bear interest at the rate of 8% per annum. All interest and principal must be repaid on December 31, 2014. The Note is convertible into common stock, at holders’ option, at a conversion rate of $0.015 per common share.

On December 17, 2012, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note"). The financing closed on December 17, 2012. The total net proceeds the Company received from this Offering was $30,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on September 19, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

The Company has identified the embedded derivatives related to the above described Notes. These embedded derivatives included certain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Notes and to fair value as of each subsequent reporting date.

As of March 9, 2012, the Company paid all outstanding (2011) Asher notes (aggregate of $77,500). At the dates of note payoffs, the Company marked to market the fair value of the debt derivatives and determined a fair value of $209,487. The Company recorded a gain from change in fair value of debt derivatives of $27,908. The fair value of the embedded derivatives of $209,487 were transferred to equity at the date of note(s) liquidation.

F-32

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

The fair value of the embedded derivatives was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 192.54 to 192.77%, (3) weighted average risk-free interest rate of 0.08 to 0.06%, (4) expected life of 0.23 to 0.32 year, and (5) estimated fair value of the Company’s common stock of $0.181 to $0.313 per share.

At the inception of the 2012 Notes, the Company determined the aggregate fair value of $536,541 of embedded derivatives. The fair value of the embedded derivatives was determined using the Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 196.08% to 219.80%, (3) weighted average risk-free interest rate of 0.13 % to 0.19%, (4) expected life of 0.75 to 1.00 years, and (5) estimated fair value of the Company’s common stock of $0.015 to $0.043 per share.

The determined fair value of the debt derivatives of $536,541 was charged as a debt discount up to the net proceeds of the note with the remainder $(172,116) charged to current period operations as non-cash interest expense.

At December 31, 2012, the Company marked to market the fair value of the debt derivatives and determined a fair value of $265,729. The Company recorded a gain from change in fair value of debt derivatives of $176,490 for the years ended December 31, 2012. The fair value of the embedded derivatives was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 200.41%, (3) weighted average risk-free interest rate of 0.11% to 0.25%, (4) expected life of 0.10 to 2.0 years, and (5) estimated fair value of the Company’s common stock of $0.0167 per share.

The charge of the amortization of debt discounts and costs for the years ended December 31, 2012 and 2011 was $255,352 and $52,222, respectively, which was accounted for as interest expense. Also, the Company has accrued interest expense of $17,857 as of December 31, 2012.

NOTE 8 – CONVERTIBLE NOTES PAYABLE, RELATED PARTY

During the month of December 2012, the Company issued an aggregate of $280,000 convertible promissory notes to officers and key employees in settlement of accrued salaries.

The convertible promissory notes bear interest at the rate of 8% per annum. All interest and principal must be repaid on December 31, 2014. The convertible promissory notes are convertible into common stock, at the holders’ option at $0.15 per common share.

Due to the nature of the notes described in Note 7 above, the Company has identified the embedded derivatives related to the above described Notes. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the notes and to fair value as of each subsequent reporting date.

The fair value of the embedded derivatives was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 200.41% to 200.80%, (3) weighted average risk-free interest rate of 0.25%, (4) expected life of 2.0 years, and (5) estimated fair value of the Company’s common stock of $0.165 to $0.167 per share.

The determined fair value of the debt derivatives of $262,285 was charged as a debt discount up to the net proceeds of the note.

F-33

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

At December 31, 2012, the Company marked to market the fair value of the debt derivatives and determined a fair value of $264,056. The Company recorded a loss from change in fair value of debt derivatives of $1,771 for the years ended December 31, 2012. The fair value of the embedded derivatives was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 200.41%, (3) weighted average risk-free interest rate of 0.25%, (4) expected life of 2.0 years, and (5) estimated fair value of the Company’s common stock of $0.0167 per share.

The charge of the amortization of debt discounts and costs for the year ended December 31, 2012 was $191, which was accounted for as interest expense. Also, the Company has accrued interest expense of $33 as of December 31, 2012.

NOTE 9 – DERIVATIVE LIABILITIES

During 2011 and 2012, the Company issued an aggregate of $110,000 and $651,000 Convertible Promissory Notes that mature from April 30, 2012 to December 31, 2014, respectively. The Notes bear various interest rates and can be convertible into the Company’s common shares, at the holder’s option, at the conversion rates of 30% to 69% discount to the market price of the lowest three trading prices of the Company’s common shares during the ten-day period ending one trading day prior to the date of the conversion.

The Company has identified the embedded derivatives related to the convertible notes. These embedded derivatives included certain conversion features and reset provision. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of notes and to fair value as of each subsequent reporting date.

At the inception of the notes in 2012 and 2011, the Company determined the aggregate fair value of $798,826 and $237,787 of embedded derivatives, respectively. The fair value of the embedded derivatives was determined using the Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 196.08% to 221.52%, (3) weighted average risk-free interest rate of 0.05 to 0.20%, (4) expected life of 0.67 to 2.00 year, and (5) estimated fair value of the Company’s common stock of $0.0165 to $0.20 per share.

The determined fair value of the debt derivatives at the inception date in 2012 and 2011 of $798,826 of $237,787 was charged as a debt discount up to the net proceeds of the note with the remainder $(172,116) and $(127,787) charged to the operations during 2012 and 2011 as non-cash interest expense, respectively.

At December 31, 2011, the Company marked to market the fair value of the debt derivatives and determined a fair value of $237,395. The Company recorded a gain from change in fair value of debt derivatives of $89,241. The fair value of the embedded derivatives was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 185.84%, (3) weighted average risk-free interest rate of 0.02 to 0.06%, (4) expected life of 0.33 to 0.51 year, and (5) estimated fair value of the Company’s common stock of $0.18 per share.

As of March 9, 2012, the Company paid all outstanding 2011 Notes. At the dates of note payoffs, the Company marked to market the fair value of the debt derivatives and determined a fair value of $209,487. The Company recorded a gain from change in fair value of debt derivatives of $27,908. The fair value of the embedded derivatives of $209,487 were transferred to equity at the date of note(s) liquidation.

The fair value of the embedded derivatives at March 9, 2012 was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 192.54 to 192.77%, (3) weighted average risk-free interest rate of 0.08 to 0.06%, (4) expected life of 0.23 to 0.32 year, and (5) estimated fair value of the Company’s common stock of $0.181 to $0.313 per share.

F-34

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

At December 31, 2012, the Company marked to market the fair value of the debt derivatives and determined a fair value of $529,785. The Company recorded a gain from change in fair value of debt derivatives of $174,719 for the years ended December 31, 2012. The fair value of the embedded derivatives was determined using Black Scholes Option Pricing Model based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 200.41%, (3) weighted average risk-free interest rate of 0.11% to 0.25%, (4) expected life of 0.10 to 2.0 years, and (5) estimated fair value of the Company’s common stock of $0.0167 per share.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Office Leases Obligations

The Company leases a suite of offices and shared support services at 1997 Annapolis Exchange Parkway, Suite 300, Annapolis, Maryland 21401 month to month basis.

Rental expenses charged to operations for the year ended December 31, 2012 was $71,366.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

On December 29, 2010, pursuant to the Merger, Solar Wind Energy, Inc. (f/k/a Clean Wind Energy, Inc.) became a wholly-owned subsidiary of the Company. Solar Wind has employment agreements with its executive officers. Each of the employment agreements was entered into on September 22, 2010 and amended on November 22, 2010.

Name	Position(s)	Term	Salary	Bonus	Severance
Ronald W. Pickett	President, Chief Executive Officer	3 years; renewable for 1 year on mutual consent	$200,000	Board Discretionary	Twelve (12) months salary and benefits for termination without cause.
Stephen Sadle	Chief Operating Officer	3 years; renewable for 1 year on mutual consent	$175,000	Board Discretionary	Twelve (12) months salary and benefits for termination without cause.
Robert P. Crabb	Secretary, Chief Marketing Officer	3 years; renewable for 1 year on mutual consent	$60,000	Board Discretionary	Twelve (12) months salary and benefits for termination without cause.

The foregoing descriptions of the employment agreements do not purport to be complete and are qualified in their entirety by reference to such employment agreements which are included as exhibits to this Form 10-K, were filed with the SEC on Form 8-K on December 30, 2010.

In connection with the private placement subscription the Company has also agreed to issue to the referring brokers, five-year warrants to purchase an aggregate of 98,000 shares of common stock at an exercise price of $0.10 per share. The Company valued the warrants using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 2.00%, a dividend yield of 0%, and volatility of 247%. The amount of $29,400 attributed to the value of the warrants to be issued and has been accrued for as of December 31, 2011, which is charged to additional paid-in capital.

F-35

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Litigation

Hanover Holdings I, LLC vs Solar Wind Energy Tower Inc.(f/k/a Clean Wind Energy Tower, Inc.)

On December 27, 2012, we were served with a Complaint in the matter of Hanover Holdings I, LLC filed with the Supreme Court of the State of New York, stipulating that Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.) has yet to pay the remaining outstanding balance, related interest and penalties, as described in a convertible promissory note issued by Solar Wind Energy Tower Inc. (f/k/a Clean Wind Energy Tower, Inc.) to the benefit of Hanover Holdings I, LLC. on February 29, 2012 and has failed to honor a notice of conversion issued by Hanover Holdings I, LLC on or about September 7, 2012. Total claim amount is for $122,985. The Company does not believe any additional payments are due to Hanover Holdings I, LLC and will vigorously defend its position.

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not party to any such legal proceedings that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE 11 – STOCKHOLDERS' EQUITY

Preferred stock

The Company has authorized 10,000,000 shares of preferred stock, with a par value of $0.0001 per share. As of December 31, 2012 and 2011, the Company did not have any preferred stock issued and outstanding.

Common stock

The Company has authorized 500,000,000 shares of common stock, with a par value of $0.0001 per share. As of December 31, 2012 and 2011, the Company has 279,865,011 and 210,850,519, respectively, shares of common stock issued and outstanding.

During the years ended December 31, 2012, the Company issued an aggregate of 261,556 shares of common stock for accrued expenses of $34,467.

During the year ended December 31, 2012, the Company issued an aggregate of 21,500,000 shares of common stock for future services of $1,745,690. The Company accretes the fair value of the shares issued as stock based compensation during the requisite service period to operations. During the year ended December 31, 2012, the Company recorded $866,274 as stock based compensation.

During the year ended December 31, 2012, the Company issued an aggregate of 7,751,176 shares of common stock for services rendered of $290,647.

During the year ended December 31, 2012, the Company issued an aggregate of 22,500,000 shares of common stock in settlement of $150,000 previous incurred payables. In connection with the issuance, the Company recorded a loss on settlement of debt of $822,500.

During the year ended December 31, 2012, the Company issued an aggregate of 13,251,760 shares of common stock in settlement of $126,000 of convertible notes payable and related accrued interest.

F-36

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

During the year ended December 31, 2012, the Company issued an aggregate of 600,000 shares of common stock for common stock subscriptions for $60,000 proceeds, which received in 2011 and 2,300,000 shares of common stock for in connection with a warrant agreement entered into on January 12, 2012 for $230,000.

During the year ended December 31, 2012, the Company issued 850,000 of common stock for net proceeds of $85,000.

During the year ended December 31, 2011, the Company issued 955,320 shares of Common Stock to consultants for services performed and rendered; 855,320 shares were expense in the year ended December 31, 2011 and 100,000 shares were accrued for in fiscal year 2010. These shares were valued at $153,459, which approximated the fair value of the shares when they were issued; the expense recognized in the year ended December 31, 2011 is $146,459 and $7,000 of expenses were recognized in fiscal year 2010.

During the year ended December 31, 2011, the Company issued 9,540,000 shares of Common Stock to private placement investors at $0.10 per share for aggregate gross proceeds of $954,000. In connection with the private placement subscription the Company has also agreed to issue to the referring brokers, five-year warrants to purchase an aggregate of 98,000 shares of common stock at an exercise price of $0.10 per share. The Company valued the warrants using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 2.00%, a dividend yield of 0%, and volatility of 247%. The amount of $29,400 attributed to the value of the warrants to be issued and has been accrued for as of December 31, 2011, which is charged to additional paid-in capital.

Also, during the year ended December 31, 2011, the Company received $60,000 from an investors in connection with the private placement subscription. The equivalent 600,000 shares of Common Stock at $0.10 were not yet issued at the end of the year ended December 31, 2011.

During the year ended December 31, 2011, the Company issued 300,000,000 shares of common stock to the shareholders of its Subsidiary, Solar Wind Energy, Inc. (f/k/a Clean Wind Energy, Inc.) pursuant to the Merger on December 29, 2010, in exchange for their Solar Wind Energy, Inc. (f/k/a Clean Wind Energy, Inc.) Common Stock. These issuances of shares were made in reliance upon an exemption from registration under Section 4 (2) of the Securities Act, and Regulation D promulgated thereunder.

On September 20, 2011, the Company received notice from an attorney representing John W. Hanback (Chief Technology Officer), Itzhak Tepper (PE Chief Structural Engineer) and one additional employee located at the Company’s research facility (collectively, the “Former Employees”) whereby the Former Employees have claimed that they have been constructively discharged from their employment and have terminated their employment agreements. The Company considers the notice from the Former Employees as a resignation by such Former Employees and has notified the Former Employees that such resignation has been accepted. As a result of such resignation, the Company has cancelled all stock certificates issued at the time of Merger which represents an aggregate of 120,600,000 shares of common stock held by the Former Employees that would have been earned out on the first anniversary of their employment agreements.

On December 29, 2010, the Company agreed to issue to Source Capital 6,000,000 shares for providing financial advisory services to Solar Wind in connection with the Merger and for on-going financial services. These shares have not been issued as of December 31, 2012 and the shares to be issued were made in reliance upon an exemption from registration under Section 4 (2) of the Securities Act, and Regulation D promulgated thereunder.

F-37

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Warrants

On January 12, 2012, the Company entered into a Warrant Agreement with Paradigm Concepts, Inc. (the "Warrant Holder"), pursuant to which the Company issued to Warrant Holder one certificate (the “Warrant Certificate”) providing the Warrant Holder with the right to purchase, at any time until the earliest occurrence of either (a) after the underlying common stock issuable in the exercise of the warrants being declared registered and effective by the SEC on a registration statement filed by the Company, or, (b) 5:30 P.M. Pacific Daylight Savings Time on July 12, 2012. The Warrant Certificate is exercisable up to $1,000,000 worth of restricted shares of common stock of the Company (the “Warrant Shares”) valued at exercise price calculated by taking the daily closing bid price of the Company’s common stock as reported on the OTCBB, on the date of the exercise of the warrants, and discounting that closing bid price by 20%; provided, however, the exercise price may in no event be lower than $0.10 per share nor greater than $0.40 per share. The Warrant is non-cancelable by the Company and non-callable.

On December 31, 2012, Warrant Agreement expired.

NOTE 12 – INCOME TAXES

The Company utilizes ASC 740 “Income Taxes”, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

For the period from July 26, 2010 (date of inception) through December 31, 2012, the Company had available for U.S federal income tax purposes net operating loss carryovers of approximately $3,455,000, which expiring through the year of 2032. The net operating loss carryovers may be subject to limitations under Internal Revenue Code due to significant changes in the Company’s ownership. The Company has provided a full valuation allowance against the full amount of the net operating loss benefit, since, in the opinion of management, based upon the earnings history of the Company it is more likely than not that the benefits will not be realized.

The income tax provision (benefit) for the years ended December 31, 2012 and 2011 consists of the following:

	2012	2011
Federal:
Current	$–	$–
Deferred	1,209,000	821,450
	1,209,000	821,450
State and local:
Current	–	–
Deferred	187,000	127,000
	187,000	127,000

Change in valuation allowance	(1,396,000)	(948,450)

Income tax provision (benefit)	$–	$–

F-38

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

The provision for income taxes differ from the amount of income tax determined by applying the applicable U.S statutory rate to losses before income tax expense for the year ended December 31, 2012 and 2011as follows:

December 31, 2012 and 2011
Statutory federal income tax rate	(35.0%)
Statutory state and local income tax rate (8.25%), net of federal benefit	(5.4%)
Change in valuation allowance	40.4%
Effective tax rate	0.00%

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

	December 31,
	2012	2011
Deferred tax assets (liabilities):
Stock based compensation issued and to be issued for services rendered	$1,157,000	$231,500
Net operating loss carry forward	1,108,000	716,950
Less: valuation allowance	(2,265,000)	(948,450)
Net deferred tax asset	$–	$–

The Company has not yet filed its tax returns for the period from July 26, 2010 (date of inception) through December 31, 2012.

The provisions of ASC 740 require companies to recognize in their financial statements the impact of a tax position if that position is more likely than not to be sustained upon audit, based upon the technical merits of the position. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of ASC 740. Accordingly, the adoption of these provisions of ASC 740 did not have a material effect on the Company’s consolidated financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions, if any, as income tax expense.

All tax years for the Company remain subject to future examinations by the applicable taxing authorities.

NOTE 13 – FAIR VALUE MEASUREMENTS

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

•	Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;
•	Level 2: Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability; or
•	Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and are unobservable.

F-39

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Items recorded or measured at fair value on a recurring basis in the accompanying unaudited condensed consolidated financial statements consisted of the following items as of December 31, 2012:

	Level 1	Level 2	Level 3	Total
Long-term investments	$–	$–	$–	$–
Total	$–	$–	$–	$–

Derivative liabilities	$–	$–	$529,785	$529,785
Total	$–	$–	$529,785	$529,785

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 financial liabilities (derivative liability) for the nine months ended December 31, 2012.

Years ended December 31, 2012 and 2011:

Derivative Liability
Balance, December 31, 2010	$–

Transfers in upon initial fair value of derivative liability	237,787
Adjustment for debt modification	88,849
Mark-to-market at December 31, 2011	(89,241)

Balance, December 31, 2011	$237,395

Transfers in (out) at mark-market value on date of payoff or conversion	(331,717)

Transfers in upon initial fair value of derivative liability	798,826

Gain from change in fair value of derivative liability	(174,719)

Balance, December 31, 2012	$529,785

Total gain for the period included in earnings relating to the liabilities held at December 31, 2012	$174,719

Level 3 Liabilities were comprised of our bifurcated convertible debt features on our convertible notes.

F-40

SOLAR WIND ENERGY TOWER INC.

(f/k/a Clean Wind Energy Tower, Inc.)

(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

NOTE 14 – SUBSEQUENT EVENTS

Subsequent issuances of common stock

In January 2013, the Company issued an aggregate of 4,021,505 shares of common stock in settlement of $35,280 outstanding notes payable

In February 2013, the Company issued an aggregate of 6,590,067 shares of common stock in settlement of $68,660 outstanding notes payable

In February 2013, the Company issued an aggregate of 281,553 shares of common stock for services rendered of $5,597.

Subsequent financing

During the month of January 2013, the Company issued an aggregate of two convertible promissory notes to investors in the aggregate principal amount of $19,000. The total net proceeds the Company received from this Offering was $14,000.

The convertible promissory notes bear interest at the rate of 8% per annum. All interest and principal must be repaid on December 31, 2014. The Note is convertible into common stock, at holders’ option, at a conversion rate of $0.015 per common share.

On January 25, 2013, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $32,500 (the "Note"). The financing closed on January 25, 2013. The total net proceeds the Company received from this Offering was $30,000.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on October 29, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 121 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

F-41

44,000,000 Shares of Common Stock

SOLAR WIND ENERGY TOWER, INC.

PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the Selling Security Holders. The Selling Security Holders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.  Following is an itemized statement of all expenses in connection with the issuance and distribution of the securities to be registered:

Type	Amount *
SEC Registration Fee	$133.24
Legal Fees and Expenses	$15,000
Accounting Fees and Expenses	$2,500
Miscellaneous Expenses	$0
Total	$17,633.24

*All amounts are estimates, other than the SEC’s registration fee, which has been paid.

Item 14. Indemnification of Directors and Officers.

Articles of Incorporation

The Company’s Articles of Incorporation do not address the indemnification or insurance of controlling persons, directors or officers against liability in their capacity as such.

Bylaws

The Company’s Bylaws provide as follows with respect to the indemnification and insurance of controlling persons, directors or officers against liability in their capacity as such.

The Company must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually incurred by him in connection with such Proceeding if:(a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with the Company, he reasonably believed his conduct to be in the Company’s best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to the Company’s best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

The Company must indemnify any person made a party to any Proceeding by or in the right of the Company, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with the Company, he reasonably believed his conduct to be in its best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to its best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to the Company.

A director will not be indemnified in respect to any Proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.  No indemnity will indemnify any director from or on account of acts or omissions of such director finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of such director finally adjudged to be in violation of, from or on account of any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

II-1

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by the Company in advance of the final disposition of such Proceeding in certain cases.

The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws.

Nevada Law

Nevada law provides as follows with respect to the indemnification and insurance of controlling persons, directors or officers against liability in their capacity as such.

Indemnification.  Pursuant to NRS 78.7502 (Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to Nevada Revised Statutes 79.138 (breach of good faith); or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 79.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to Nevada Revised Statutes 79.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Insurance.  Pursuant to NRS 78.752 (Insurance and other financial arrangements against liability of directors, officers, employees and agents), a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.  No such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Company’s directors, officers or controlling persons, the Company has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

II-2

Item 15.  Recent Sales of Unregistered Securities.

Issuance of Shares of Common Stock

On October 15, 2009, the Company issued 300,000 shares of common stock to six shareholders for a purchase price of $3,000 or $0.01 per share.

On December 29, 2010, the Company consummated the Merger, pursuant to which the Company issued to the stockholders of Clean Wind Energy in exchange for their Clean Wind Energy Common Stock, the right to receive an aggregate of 300,000,000 shares of the Company’s Common Stock. In September 2011, the Company subsequently cancelled 120,600,000 shares of common stock issued in connection with the Merger. In addition, the Company agreed to issue to Source Capital Group, Inc., the financial advisor in connection with the Merger, an additional 6,000,000 shares of the Company’s Common Stock in conjunction with the merger and certain other financial services. As of the date hereof, the 6,000,000 shares have not been issued to Source Capital Group Inc..

On December 29, 2010, the Company issued 100,000 shares of Common Stock to former director Terrence J. Dunne in connection with services provided to the Company.

During the three months ended March 31, 2011, the Company issued 200,000 shares of common stock to consultants for services performed and services accrued in fiscal year 2010.

On May 24, 2011, the Company sold an aggregate of 8,490,000 shares of common stock of the Company for an aggregate purchase price of $849,000 to accredited investors.

In June 2011, the Company issued 250,000 shares to an investor for a purchase price of $.10.

From June 2011 to September 2011, the Company issued 213,787 shares of common stock to various parties for services provided to the Company.

During the fourth quarter of 2011, the Company issued 1,050,000 shares of common stock to several investors for a purchase price of $.10.

During the fourth quarter of 2011, the Company issued 517,111 shares of common stock to several service providers for services rendered.

During the first quarter of 2012, the Company issued 1,450,000 shares of common stock to several investors for a purchase price of $.10 and 2,300,000 shares of common stock upon exercise of common stock purchase warrants.

During the first quarter of 2012, the Company issued 10,946,731 shares of common stock to several service providers for services rendered.

In July and August 2012, the Company issued an aggregate of 23,250,000 shares to five shareholders in consideration of the conversion of debt.

From May 2012 through November 2012, the Company issued 4,335,620 shares to various service providers for services

From October 2012 through December 2012, the Company issued 11,603,408 shares of common stock to Asher Enterprises Inc. in consideration of the conversion of outstanding debt.

During the three months ended March 31, 2013, the Company issued an aggregate of 281,553 shares of common stock for services rendered of $5,596.

Issuances of Convertible Notes

On July 27, 2011, the Company entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $45,000 (the "Note"). The financing closed on August 8, 2011. The total net proceeds the Company received from this Offering on August 8, 2011 was $42,500.

The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on April 30, 2012. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 135% if prepaid during the period commencing on the closing date through 90 days thereafter, (ii) 135% if prepaid 91 days following the closing through 120 days following the closing, (iii) 140% if prepaid 121 days following the closing through 151 days following the closing and (iv) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

II-3

On August 31, 2011, the Company entered into a Securities Purchase Agreement with Asher for the sale of an 8% convertible note in the principal amount of $32,500 (the "August 2011 Note"). The financing closed on August 31, 2011. The total net proceeds the Company received from this Offering was $30,000.

The August 2011 Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on April 30, 2012. The Note is convertible into common stock, at Asher’s option, at a 52% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the August 2011 Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 135% if prepaid during the period commencing on the closing date through 90 days thereafter, (ii) 140% if prepaid 91 days following the closing through 120 days following the closing, (iii) 145% if prepaid 121 days following the closing through 150 days following the closing and (iv) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

The October 2011 Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on July 5, 2012. The October 2011 Note is convertible into common stock, at Asher’s option, at a 69% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the October 2011 Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 135% if prepaid during the period commencing on the closing date through 90 days thereafter, (ii) 140% if prepaid 91 days following the closing through 120 days following the closing, (iii) 145% if prepaid 121 days following the closing through 150 days following the closing and (iv) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the October 2011 Note, the Company has no right of prepayment.

Asher has agreed to restrict its ability to convert the October 2011 Notes and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

On April 10, 2012, the Company entered into a Securities Purchase Agreement with Asher, for the sale of an 8% convertible note in the principal amount of $68,500 (the "April 2012 Note"). The financing closed on April 18, 2012. The total net proceeds the Company received from this Offering was $65,000.

The April 2012 Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on January 12, 2013. The April 2012 Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the April 2012 Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 121 days following the closing through 180 days following the closing.. After the expiration of 180 days following the date of the April 2012 Note, the Company has no right of prepayment.

On May 3, 2012, the Company entered into a Securities Purchase Agreement with Asher, for the sale of an 8% convertible note in the principal amount of $42,500 (the "May 2012 Note"). The financing closed on May 15, 2012. The total net proceeds the Company received from this Offering was $40,000.

The May 2012 Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on February 7, 2013. The May 2012 Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the May 2012 Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 121 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the May 2012 Note, the Company has no right of prepayment.

On June 19, 2012, the Company entered into a Securities Purchase Agreement with Asher, for the sale of an 8% convertible note in the principal amount of $32,500 (the "June 2012 Note"). The financing closed on June 27, 2012. The total net proceeds the Company received from this Offering was $25,000.

II-4

The June 2012 Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on March 21, 2013. The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the June 2012 Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 121 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the June 2012 Note, the Company has no right of prepayment.

On July 25, 2012, the Company issued a Convertible Promissory Note to JMJ Financial (“JMJ”) providing JMJ with the ability to invest up to $275,000 which contains a 10% original issue discount (the “JMJ Note”). The transaction closed on July 25, 2012. JMJ provided $50,000 to the Company on the Effective Date.

The maturity date is one year from the effective date of each payment by JMJ to the Company (the “Maturity Date”). The conversion price (the “Conversion Price”) for each portion of consideration paid by JMJ to the Company is lesser of: (1) the closing price of the Company’s stock on the day the portion of consideration is paid to the Company, or (2) 70% of the lowest trade price in the 25 trading days previous to the conversion.

The JMJ Note bears interest at 0% for the first 60 days and a one-time interest charge of 10% will be applied to the Principal Sum thereafter.

At any time after the Effective Date, the Company will have the option, upon 20 days business notice to JMJ, to prepay the entire remaining outstanding principal amount of the Note in cash, provided that (i) the Company will pay JMJ 150% of the principal amount outstanding in repayment, (ii) such amount must be paid in cash on the next business day following the 20 day business day notice period, and (iii) JMJ may still convert the Note pursuant to the terms herein during the 20 day business period until such repayment amount has been received in full.

On August 3, 2012, the Company entered into a Securities Purchase Agreement with Asher, for the sale of an 8% convertible note in the principal amount of $32,500 (the "August 2012 Note"). The financing closed on May 15, 2012. The total net proceeds the Company received from this Offering was $30,000.

The August 2012 Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on February 7, 2013. The August 2012 Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the August 2012 Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing, (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing. (v) 140% if prepaid 121 days following the closing through 150 days following the closing, (vi) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the August 2012 Note, the Company has no right of prepayment.

On November 9, 2012, the Company entered into a Securities Purchase Agreement with Asher for the sale of an 8% convertible note in the principal amount of $32,500 (the "November 2012 Note").  The financing closed on November 21, 2012.

The November 2012 Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on August 13, 2013.  The Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.  In the event the Company prepays the November 2012 Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing and (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing and (v) 140% if prepaid 121 days following the closing through 150 days following the closing and (vi) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

Asher has agreed to restrict its ability to convert the November 2012 Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.   The total net proceeds the Company received from this Offering was $32,500, less attorneys fees. As of the date of the November 2012 Note, the Company is obligated on the November 2012 Note issued to Asher in connection with the offering. The November 2012 Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

II-5

On December 17, 2012, the Company entered into a Securities Purchase Agreement with Asher for the sale of an 8% convertible note in the principal amount of $32,500 (the "December 2012 Note").  The financing closed on December 17, 2012.

The December 2012 Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on September 2013.  The December 2012 Note is convertible into common stock, at Asher’s option, at a 42% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.  In the event the Company prepays the December 2012 Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 120% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 125% if prepaid 31 days following the closing through 60 days following the closing and (iii) 130% if prepaid 61 days following the closing through 90 days following the closing and (iv) 135% if prepaid 91 days following the closing through 120 days following the closing and (v) 140% if prepaid 121 days following the closing through 150 days following the closing and (vi) 150% if prepaid 151 days following the closing through 180 days following the closing. After the expiration of 180 days following the date of the December 2012 Note, the Company has no right of prepayment.

Asher has agreed to restrict its ability to convert the December 2012 Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.   The total net proceeds the Company received from this Offering was $32,500, less attorneys fees. As of the date of the December 2012 Note, the Company is obligated on the December 2012 Note issued to Asher in connection with the offering. The December 2012 Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

On March 25, 2013, the Company entered into a Securities Purchase Agreement with Asher for the sale of an 8% convertible note in the principal amount of $32,500 (the " March Note").  The financing closed on April 1, 2013.

The March Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on December 27, 2013.  The March Note is convertible into common stock, at Asher’s option, at a 49% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.  In the event the Company prepays the March Note in full, the Company is required to pay to Asher an amount in cash equal to 175% multiplied by the sum of all principal, interest and any other amounts owing. After the expiration of 180 days following the date of the March Note, the Company has no right of prepayment.

Asher has agreed to restrict its ability to convert the March Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.   The total net proceeds the Company received from this Offering was $32,500, less attorneys fees. As of the date of the March Note, the Company is obligated on the March Note issued to Asher in connection with the offering. The March Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

On May 13, 2013, the Company entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC ("Typenex"), for the sale of an 8% convertible note in the principal amount of $555,000 (which includes Typenex legal expenses in the amount of $5,000 and a $50,000 original issue discount) (the “Company Note”) for $500,000, consisting of $100,000 paid in cash at closing and four secured promissory notes, aggregating $400,000, bearing interest at the rate of 8% per annum, each maturing sixty (60) days following the occurrence of the Maturity Date (the “Investor Notes”). The Investor Notes may be prepaid, without penalty, all or portion of the outstanding balance along with accrued but unpaid interest at any time prior to maturity. The cash funds for the Company Note are to be delivered in five (5) equal tranches (comprised of a $50,000 original issue discount to be allocated prorate to each tranche paid by Typenex). Typenex has no obligation to lend us the remaining $400,000 of available principal amount under the Note and may never do so. We have no obligation to pay Typenex any amounts on the unfunded portion of the Note. The financing closed on May 16, 2013.

Additionally, the Company granted Typenex five warrants, corresponding to the delivery of five tranches of cash funds, to purchase shares of the Company’s common stock, par value $0.0001 per share, (the “Common Stock”) equal to $55,000 divided by 65% of the arithmetic average of the two (2) lowest closing bid prices of the shares of Common Stock during the twenty (20) consecutive trading day period immediately preceding the date of such determination, as such number may be adjusted from time to time pursuant to the terms of the Note. Each warrant is not exercisable until each corresponding tranche is funded.

The Company Note bears interest at the rate of 8% per annum. All interest and principal must be repaid on June 16, 2014. The Company Note is convertible into common stock, at Typenex’s option, at a price of $0.04 per share.  In the event the Company elects to prepay all or any portion of the Note, the Company is required to pay to Typenex an amount in cash equal to 125% multiplied by the sum of all principal, interest and any other amounts owing.

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Typenex has agreed to restrict its ability to convert the Company Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock. The total net proceeds the Company received from this Note was $, less attorneys fees. As of the date of the Company Note, the Company is obligated on the Company Note issued to Typenex. The Company Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Company Note also provides for penalties and rescission rights if we do not deliver shares of our common stock upon conversion with the require timeframes.

On June 6, 2013 (the “Closing Date”), the Company entered into and closed a securities purchase agreement (the “Asher Agreement”) with Asher, whereby the Company agreed to issue and Asher agreed to purchase convertible promissory note (the “Asher Note”) in the principal amount Seventy Eight Thousand Five Hundred Dollars ($78,500.00) with an interest rate of eight percent (8%). The Asher Note matures on March 3, 2014 (the “Maturity Date”).

The Asher Note may be prepaid in whole or in part, at any time during the period beginning on the Closing Date and ending on the date which is 180 days following the issue date, beginning at 120% of the outstanding principal and increasing by 5% every 30 days up to 140% of the outstanding principal, accrued interest and certain other amounts that may be due and owing under the Asher Note. Beginning on the 151st day until the 180th day following the Closing Date, the Asher Note may be prepaid in whole or in part at 150% of the outstanding principal, accrued interest and certain other amounts that may be due and owing under the Asher Note.

The Asher Note is convertible into common stock, at Asher’s option, at a forty-two percent discount to the market price, which is defined as the average of the lowest three (3) closing bid prices for the Common Stock during the ten (10) trading days prior to the conversion date.

Asher has agreed to restrict its ability to convert the Asher Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. As of the date of the Asher Note, the Company is obligated on the Asher Note issued to Asher. The Asher Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. The Asher Note also provides for penalties and rescission rights if we do not deliver shares of our common stock upon conversion with the require timeframes.

Issuance of Promissory Note

On June 11, 2013 (the “Closing Date”), the Company issued Beaufort Ventures PLC ("Beaufort"), a Nevada corporation, an original issue discount secured promissory note (the “ Beaufort Note”) in the principal amount of Ninety Seven Thousand Five Hundred Dollars ($97,500.00) for a purchase price of Seventy Five Thousand Dollars ($75,000.00). The Beaufort Note is to be funded in cash, in the amount of Seventy Five Thousand Dollars ($75,000.00) upon the Closing Date. The Beaufort Note matures four months from the issuance date (the “Maturity Date”).

As collateral for the Beaufort Note, Mr. Ronald W. Pickett, President of the Company, has agreed to pledge a convertible debenture in the principal amount of One Hundred and Fifty Thousand Dollars ($150,000.00) to Beaufort as security for the payment in full of principal and performance under the Beaufort Note (“Pledge and Security Agreement”).

All of the above securities were offered and sold to the investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated under the Securities Act. The investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act.

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Item 16. Exhibits

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of December 29, 2010, by and among Superior Silver Mines, Inc., Superior Silver Mines Acquisition Corp., and Clean Wind Energy, Inc. (1)
2.2	Plan of Domestication of Superior Silver Mines, Inc., dated December 21, 2010 (1)
2.3	Nevada Articles of Domestication of Superior Silver Mines, Inc., dated December 27, 2010 (1)
2.4	Idaho Statement of Domestication of Superior Silver Mines, Inc., dated December 22, 2010 (1)
2.5 2.6	Articles of Merger by and between Clean Wind Energy Tower, Inc. and Superior Silver Mines, Inc. (2) Articles of Merger by and between Solar Wind Energy Tower Inc. and Clean Wind Energy Tower, Inc. (6)
3.1	Articles of Incorporation of Clean Wind Energy Tower, Inc. (1)
3.2	Amended Bylaws of Clean Wind Energy Tower, Inc. (3)
4.1	Form of Common Stock Certificate (4)
4.2	Form of Securities Purchase Agreement entered with the 2013 Investors (5)
4.3	Form of Convertible Debentures (5)
4.4	March 2013 Convertible Promissory Note issued to Asher Enterprises, Inc. (7)
4.5	Typenex Convertible Promissory Note dated May 13, 2013. (8)
4.6	Typenex Form of Warrant (8)
4.7	Typenex Form of Investor Note (8)
4.8	Asher 8% Convertible Promissory Note dated June 6, 2013. (9)
4.9	Beaufort Original Issue Discount Secured Promissory Note dated June 11, 2013. (9)
5.1	Consent of Anslow & Jaclin, LLP
10.1	Letter Agreement between Clean Wind Energy, Inc. and Source Capital Group, Inc., dated November 22, 2010 (1)
10.2	Deed of Lease, dated December 1, 2010, by and between CKP One, LLC and Clean Wind Energy, Inc. (1)
10.3	Lease Agreement, dated October 20, 2010, and effective November 1, 2010, by and between Office Suites PLUS at Annapolis and Clean Wind Energy, Inc. (1)
10.4	Director and Executive Employment Agreement, dated September 22, 2010, by and between Clean Wind Energy, Inc. and Ronald Pickett, and Amendment dated November 22, 2010 (1)
10.5	Director and Executive Employment Agreement, dated September 22, 2010, by and between Clean Wind Energy, Inc. and Stephen Sadle, and Amendment dated November 22, 2010 (1)
10.6	Director and Executive Employment Agreement, dated September 22, 2010, by and between Clean Wind Energy, Inc. and Robert Crabb, and Amendment dated November 22, 2010 (1)
10.7	Executive Employment Agreement, dated September 22, 2010, by and between Clean Wind Energy, Inc. and John W. Hanback, and Amendment dated November 22, 2010 (1)
10.8	Executive Employment Agreement, dated September 22, 2010, by and between Clean Wind Energy, Inc. and Itzhak Tepper, PE, and Amendment dated November 22, 2010 (1)
10.9	Executive Employment Agreement, dated September 22, 2010, by and between Clean Wind Energy, Inc. and Ownkar Persaud, and Amendment dated November 22, 2010 (1)
10.10	Form of Director and Officer Indemnification Agreement (4)
10.11	Equity Facility Agreement with Beaufort Ventures PLC, dated June 11, 2013
10.12	Registration Rights Agreement with Beaufort Ventures PLC, dated June 11, 2013
10.13	Securities Purchase Agreement by and among the Company and the Asher Enterprises, Inc., dated March 25, 2013(7)
10.14	Typenex Securities Purchase Agreement dated May 13, 2013(8)
10.15	Asher Securities Purchase Agreement dated June 6, 2013.(9)
10.16	Beaufort Pledge and Security Agreement dated June 11, 2013.(9)
21.1	Subsidiaries of the Registrant (4)
23.1	Consent of RBSM LLP
23.2	Consent of Anslow & Jaclin, LLP (included in exhibit 5.1)
101.INS	XBRL Instance Document
101.SCH	XBRL Schema Document
101.CAL	XBRL Calculation Linkbase Document
101.LAB	XBRL Label Linkbase Document
101.PRE	XBRL Presentation Linkbase Document
101.DEF	XBRL Definition Linkbase Document

II-8

(1)	Filed with the registrant's Form 8-K filed with the Securities and Exchange Commission on December 30, 2010 and incorporated herein by reference.
(2)	Filed with the registrant's Form 8-K filed with the Securities and Exchange Commission on January 21, 2011 and incorporated herein by reference.
(3)	Filed with the registrant's Form 8-K filed with the Securities and Exchange Commission on December 28, 2010 and incorporated herein by reference.
(4)	Filed with the registrant's Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on April 12, 2011 and incorporated herein by reference.
(5)	Filed with the registrant's Form 8-K filed with the Securities and Exchange Commission on February 13, 2013 and incorporated herein by reference.
(6)	Filed with the registrant's Form 8-K filed with the Securities and Exchange Commission on March 11, 2013 and incorporated herein by reference.
(7)	Filed with the registrant’s Form 8-K filed with the Securities and Exchange Commission on April 9, 2013.
(8)	Filed with the registrant’s Form 8-K filed with the Securities and Exchange Commission on May 24, 2013.
(9)	Filed with the registrant’s Form 8-K filed with the Securities and Exchange Commission on June 14, 2013.

Item 17. Undertakings.

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-9

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland on this 24th day of June, 2013.

SOLAR WIND ENERGY TOWER, INC.

Dated: June 24, 2013	By:	/s/ Ronald W. Pickett
Ronald W. Pickett, Chief Executive Officer, President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.   The persons whose signature appears below constitutes and appoints Ronald W. Pickett his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: June 24, 2013	By:	/s/ Ronald W. Pickett
Name: Ronald W. Pickett
President, Chief Executive Officer (PEO), Director

Dated: June 24, 2013	By:	/s/ Robert P. Crabb
Name: Robert P. Crabb
Director

Dated: June 24, 2013	By:	/s/ Stephen L. Sadle
Name: Stephen L. Sadle
Director

Dated: June 24, 2013	By:	/s/ H. James Magnuson
Name: H. James Magnuson
Director

Dated: June 24, 2013	By:	/s/ Arthur P. Dammarell
Name: Arthur P. Dammarell
Director

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